Exhibit 10.2
[EXECUTION COPY]

CREDIT AGREEMENT

Dated as of April 7, 2010

by and among

THE TALBOTS, INC.,

THE TALBOTS GROUP, LIMITED PARTNERSHIP,

and

TALBOTS CLASSICS FINANCE COMPANY, INC.,

as the Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE
DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a Lender and Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

****************************************

GE CAPITAL MARKETS, INC.,
as Lead Arranger and Bookrunner

TABLE OF CONTENTS

ARTICLE I.	THE CREDITS	1

1.1	Amounts and Terms of Commitments	1

1.2	Notes	9

1.3	Interest	9

1.4	Loan Accounts	10

1.5	Procedure for Revolving Credit Borrowing	12

1.6	Conversion and Continuation Elections	12

1.7	Optional Prepayments of Loans and Commitment Reductions	14

1.8	Mandatory Prepayments of Loans	14

1.9	Fees	16

1.10	Payments by the Borrowers	17

1.11	Payments by the Lenders to Agent; Settlement	19

1.12	Borrower Representative	22

ARTICLE II.	CONDITIONS PRECEDENT	23

2.1	Conditions of Initial Loans	23

2.2	Conditions to All Borrowings	27

ARTICLE III.	REPRESENTATIONS AND WARRANTIES	28

3.1	Corporate Existence and Power	28

3.2	Corporate Authorization; No Contravention	29

3.3	Governmental Authorization	29

3.4	Binding Effect	29

3.5	Litigation	29

3.6	No Default	30

3.7	ERISA Compliance	31

3.8	Use of Proceeds; Margin Regulations	31

3.9	Ownership of Property; Liens	31

3.10	Taxes	32

3.11	Financial Condition	32

3.12	Environmental Matters	33

3.13	Regulated Entities	34

3.14	Solvency	34

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3.15	Labor Relations	34

3.16	Intellectual Property	35

3.17	Brokers’ Fees; Transaction Fees	35

3.18	Insurance	35

3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	36

3.20	Jurisdiction of Organization; Chief Executive Office	36

3.21	Locations of Inventory, Equipment and Books and Records	36

3.22	Deposit Accounts and Other Accounts	36

3.23	Government Contracts	37

3.24	Trade Relations	37

3.25	Bonding; Licenses	37

3.26	Subordinated Debt	37

3.27	Full Disclosure	37

3.28	Foreign Assets Control Regulations and Anti-Money Laundering	37

3.29	Patriot Act	38

ARTICLE IV.	AFFIRMATIVE COVENANTS	38

4.1	Financial Statements	38

4.2	Appraisals; Certificates; Other Information	39

4.3	Notices	43

4.4	Preservation of Corporate Existence, Etc	45

4.5	Maintenance of Property	46

4.6	Insurance	46

4.7	Payment of Obligations	47

4.8	Compliance with Laws	48

4.9	Inspection of Property and Books and Records	48

4.10	Use of Proceeds	49

4.11	Cash Management Systems	50

4.12	Leases	52

4.13	Further Assurances	53

4.14	Environmental Matters	54

4.15	Merger Subsidiary	55

4.16	Lien Searches	55

ARTICLE V.	NEGATIVE COVENANTS	55

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5.1	Limitation on Liens	55

5.2	Disposition of Assets	57

5.3	Consolidations and Mergers	58

5.4	Acquisitions; Loans and Investments	58

5.5	Limitation on Indebtedness	61

5.6	Employee Loans and Transactions with Affiliates	63

5.7	Compensation	63

5.8	Margin Stock; Use of Proceeds	63

5.9	Contingent Obligations	64

5.10	Compliance with ERISA	65

5.11	Restricted Payments	65

5.12	Change in Business	66

5.13	Change in Structure	66

5.14	Changes in Accounting, Name or Jurisdiction of Organization	66

5.15	Amendments to Subordinated Indebtedness	67

5.16	No Negative Pledges	67

5.17	OFAC; Patriot Act	67

5.18	Sale-Leasebacks	67

5.19	Hazardous Materials	68

5.20	Prepayments of Other Indebtedness	68

5.21	Amendments or Waivers of Term Loan B Credit Documents, the Supplemental L/C Facility Documents and Merger Documents	68

5.22	Cash Accumulation	69

5.23	No Commingling of Funds, Etc	69

5.24	Private Label Credit Card Agreements	69

5.25	J. Jill Entities; Merger Subsidiary	69

ARTICLE VI.	[INTENTIONALLY OMITTED]	70

ARTICLE VII.	EVENTS OF DEFAULT	70

7.1	Events of Default	70

7.2	Remedies	73

7.3	Rights Not Exclusive	73

7.4	Cash Collateral for Letters of Credit	73

ARTICLE VIII.	THE AGENT	74

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8.1	Appointment and Duties	74

8.2	Binding Effect	75

8.3	Use of Discretion	75

8.4	Delegation of Rights and Duties	76

8.5	Reliance and Liability	76

8.6	Agent Individually	78

8.7	Lender Credit Decision	78

8.8	Expenses; Indemnities; Withholding	79

8.9	Resignation of Agent or L/C Issuer	80

8.10	Release of Collateral or Guarantors	81

8.11	Additional Secured Parties	82

8.12	Documentation Agent and Syndication Agent	82

8.13	Intercreditor Agreements	83

8.14	Information Regarding Bank Products and Secured Rate Contracts	83

ARTICLE IX.	MISCELLANEOUS	83

9.1	Amendments and Waivers	83

9.2	Notices	85

9.3	Electronic Transmissions	86

9.4	No Waiver; Cumulative Remedies	87

9.5	Costs and Expenses	88

9.6	Indemnity	88

9.7	Marshaling; Payments Set Aside	90

9.8	Successors and Assigns	90

9.9	Assignments and Participations; Binding Effect	90

9.10	Non-Public Information; Confidentiality	93

9.11	Set-off; Sharing of Payments	95

9.12	Counterparts; Facsimile Signature	96

9.13	Severability	96

9.14	Captions	97

9.15	Independence of Provisions	97

9.16	Interpretation	97

9.17	No Third Parties Benefited	97

9.18	Governing Law and Jurisdiction	97

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9.19	Waiver of Jury Trial	98

9.20	Entire Agreement; Release; Survival	98

9.21	Patriot Act	99

9.22	Replacement of Lender	99

9.23	Joint and Several	100

9.24	Creditor-Debtor Relationship	101

9.25	Actions in Concert	102

ARTICLE X.	TAXES, YIELD PROTECTION AND ILLEGALITY	102

10.1	Taxes	102

10.2	Illegality	106

10.3	Increased Costs and Reduction of Return	107

10.4	Funding Losses	108

10.5	Inability to Determine Rates	109

10.6	Reserves on LIBOR Rate Loans	109

10.7	Certificates of Lenders	109

ARTICLE XI.	DEFINITIONS	110

11.1	Defined Terms	110

11.2	Other Interpretive Provisions	149

11.3	Accounting Terms and Principles	150

11.4	Payments	150

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SCHEDULES

Schedule 1.1(a)	Revolving Loan Commitments
Schedule 1.1(b)	Specified Secured Debt
Schedule 1.1(d)	Private Label Credit Card Agreements
Schedule 2.1(b)(ii)	Outstanding Secured Indebtedness
Schedule 3.5	Governmental Investigations
Schedule 3.7	ERISA
Schedule 3.9	Ownership of Property; Liens
Schedule 3.10	Audits
Schedule 3.11(a)	Historical Financial Statements
Schedule 3.11(b)	Pro Forma Financial Statements
Schedule 3.11(d)	Prior Indebtedness
Schedule 3.11(e)	Projections
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.17	Certain Transaction Fees
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts
Schedule 3.25	Bonding; Licenses
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.9(c)	Contingent Obligations
Schedule 5.9(i)	J. Jill Sale Contingent Obligations

EXHIBITS

Exhibit 1.1(b)	Form of L/C Request
Exhibit 1.1(c)	Form of Swing Loan Request
Exhibit 1.6	Form of Notice of Conversion/Continuation
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Financial Statement Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Revolving Note
Exhibit 11.1(e)	Form of Swingline Note

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CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of April 7, 2010, by and among THE TALBOTS, INC., a Delaware corporation (the “Company”), THE TALBOTS GROUP, LIMITED PARTNERSHIP, a Massachusetts limited partnership (“Talbots Group”), TALBOTS CLASSICS FINANCE COMPANY, INC., a Delaware corporation (“Talbots Finance”) (the Company, the Talbots Group and Talbots Finance are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”), the Company, as Borrower Representative, each other Person from time to time party hereto as a “Credit Party”, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender (including as Swingline Lender), and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested, and the Lenders have agreed, upon the terms and subject to the conditions set forth herein, to make available to the Borrowers, a revolving credit facility (including a letter of credit subfacility) upon and subject to the terms and conditions set forth in this Agreement to (a) make certain payments on the Closing Date as more fully provided in this Agreement and (b) provide for working capital, capital expenditures and other general corporate purposes of the Borrowers;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
THE CREDITS

1.1           Amounts and Terms of Commitments.

(a)           The Revolving Credit.

(i)           Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Lender severally and not jointly agrees to make Loans to the Borrowers (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, (x) the Aggregate Revolving Exposure shall not exceed the Maximum Borrowing Availability and (y) the Revolving Exposure of any Lender shall not exceed such Lender’s Revolving Loan Commitment.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(a) may be repaid and reborrowed from time to time.

(ii)           Notwithstanding anything to the contrary contained in this Agreement, if the Borrower Representative requests that Lenders make, or permit to remain outstanding Revolving Loans that, when aggregated with the outstanding Letter of Credit Obligations and Swing Loans, would be in excess of the Borrowing Base minus the Availability Block at such time (any such excess Revolving Loan is herein referred to as an “Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance so long as Agent deems, in its sole discretion, such Overadvance necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations, or to pay any other amounts chargeable to Credit Parties under any Loan Documents, including costs, fees and expenses; provided, however, that (A) no Overadvance shall remain outstanding for more than sixty (60) consecutive days during any one hundred eighty (180) consecutive day period (provided that no Overadvance may be funded to fully refinance an existing Overadvance) and (B) Agent may not cause Lenders to make, or permit to remain outstanding, (1) aggregate Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum of outstanding Swing Loans plus the aggregate amount of Letter of Credit Obligations or (2) an Overadvance in an aggregate amount in excess of 10% of the Aggregate Revolving Loan Commitment.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Revolving Loan Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 2.2 have been met.  Furthermore, Required Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent.  All Overadvances shall constitute Base Rate Loans, shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans and the default rate under subsection 1.3(c), and shall be due and payable upon demand of the Agent.

(b)           Letters of Credit.

(i)           Conditions.  On the terms and subject to the conditions contained herein, each L/C Issuer may, in its sole discretion, Issue, at the request of the Borrower Representative, in accordance with such L/C Issuer’s usual and customary business practices, and for the account of the Credit Parties, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Revolving Termination Date and (y) seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A)           (i) (x) the Aggregate Revolving Exposure would exceed the Maximum Borrowing Availability, or (y) the Revolving Exposure of any Lender would exceed such Lender’s Revolving Loan Commitment, (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $25,000,000 (the “L/C Sublimit”), or (iii) the Availability would be less than zero;

(B)           the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor any Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C)           (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Credit Parties or the Borrower Representative on their behalf, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Nothing herein shall be construed as a commitment on the part of GE Capital or any other L/C Issuer to issue Letters of Credit, or to issue Letters of Credit in any specific form or to any specified beneficiary.

Furthermore, GE Capital as an L/C Issuer may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.

For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.  If (i) any Lender is a Non-Funding Lender or Agent determines that any of the Lenders is an Impacted Lender and (ii) the reallocation of that Non-Funding Lender’s or Impacted Lender’s Letter of Credit Obligations to the other Lenders would reasonably be expected to cause the Letter of Credit Obligations and Revolving Exposure of any Lender to exceed its Revolving Loan Commitment, taking into account the amount of outstanding Loans and expected advances of Revolving Loans as determined by Agent, then no Letters of Credit may be issued or renewed unless the Non-Funding Lender or Impacted Lender has been replaced, the Letter of Credit Obligations of that Non-Funding Lender or Impacted Lender have been cash collateralized, or the Revolving Loan Commitments of the other Lenders have been increased in accordance with Section 9.1 of this Agreement by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Lenders who are not Non-Funding Lenders or Impacted Lenders.

(ii)           Notice of Issuance.  The Borrower Representative shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. on the third Business Day prior to the date of such requested Issuance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(b) duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”).

(iii)           Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the Borrowers of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv)           Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Revolving Loan Commitment Percentage of such Letter of Credit Obligations.

(v)           Reimbursement Obligations of the Borrowers.  The Borrowers agree to pay to the L/C Issuer of any Letter of Credit each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrowers or the Borrower Representative receive notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below.  In the event that any L/C Issuer incurs any L/C Reimbursement Obligation which is not repaid by the Borrowers as provided in this clause (v) (or any such payment by the Borrowers is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrowers with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(vi)           Reimbursement Obligations of the Lenders.  If no Lender is a Non-Funding Lender, upon receipt of the notice described in clause (v) above from Agent, each Lender shall pay to Agent for the account of such L/C Issuer its Revolving Loan Commitment Percentage of such Letter of Credit Obligations.  If any Lender is a Non-Funding Lender, that Non-Funding Lender’s Letter of Credit Obligations shall be reallocated to and assumed by the other Lenders pro rata in accordance with their Revolving Loan Commitment Percentages of the Loan (calculated as if the Non-Funding Lender’s Revolving Loan Commitment Percentage was reduced to zero and each other Lender’s Revolving Loan Commitment Percentage had been increased proportionately).  If any Lender is a Non-Funding Lender, upon receipt of the notice described in clause (v) above from Agent, each Lender that is not a Non-Funding Lender shall pay to Agent for the account of such L/C Issuer its pro-rata share (increased as described in the immediately preceding sentence) of the Letter of Credit Obligations that from time to time remain outstanding; provided that no Lender shall be required to fund any amount which would result in the sum of its outstanding Revolving Loans (including Overadvances), outstanding Letter of Credit Obligations, amount of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment.  By making such payment (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrowers, which, upon receipt thereof by such L/C Issuer, the Borrowers shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay over to such Lender all duplicate payments received from Persons other than Lenders making payment on behalf of a Credit Party by such L/C Issuer with respect to such portion of such L/C Reimbursement Obligation.

(vii)           Obligations Absolute.  The obligations of the Borrowers and the Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the Borrowers or any Lender hereunder.  No provision hereof shall be deemed to waive or limit the Borrowers’ right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.

(c)           Swing Loans.

(i)           Availability.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender may, in its sole discretion, make Loans (each a “Swing Loan”) available to the Borrowers under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the Aggregate Revolving Exposure would exceed the Maximum Borrowing Availability, (y) the Revolving Exposure of any Lender would exceed such Lender’s Revolving Loan Commitment and (z) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived.  Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date.  Within the limits set forth in the first sentence of this clause (i), amounts of Swing Loans repaid may be reborrowed under this clause (i).

(ii)           Borrowing Procedures.  In order to request a Swing Loan, the Borrower Representative shall give to Agent a notice to be received not later than 2:00 p.m. on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(c) or in a writing in any other form acceptable to Agent duly completed (a “Swingline Request”), provided, that any Swingline Request received after 2:00 p.m. may, in the Agent’s discretion, be deemed to be received on the next Business Day.  In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may (except during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived), notwithstanding anything else to the contrary herein, make a Swing Loan to the Borrowers in an aggregate amount not to exceed the lesser of (x) its Swingline Commitment or (y) such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrowers by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to the Borrowers not later than 5:00 p.m. on the date of such Swingline Request or Notice of Borrowing.

(iii)           Refinancing Swing Loans.  If no Lender is a Non-Funding Lender, the Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Lender) that each Lender pay to Agent, for the account of the Swingline Lender, such Lender’s Revolving Loan Commitment Percentage of the outstanding Swing Loans.  If any Lender is a Non-Funding Lender, that Non-Funding Lender’s reimbursement obligations with respect to the Swing Loans shall be reallocated to and assumed by the other Lenders pro rata in accordance with their Revolving Loan Commitment Percentages of the Revolving Loans (calculated as if the Non-Funding Lender’s Revolving Loan Commitment Percentage was reduced to zero and each other Lender’s Revolving Loan Commitment Percentage had been increased proportionately).  If any Lender is a Non-Funding Lender, upon receipt of the demand described above, each Lender that is not a Non-Funding Lender will be obligated to pay to Agent for the account of the Swingline Lender its pro rata share of the outstanding Swing Loans (increased as described above); provided that no Lender shall be required to fund any amount which would result in its Revolving Exposure exceeding its Revolving Loan Commitment.  Each Lender shall pay the amount owing by it to Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor.  Payments received by Agent after 1:00 p.m. may, in the Agent’s discretion, be deemed to be received on the next Business Day.  Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), such Lender shall be deemed to have made a Revolving Loan to the Borrowers, which, upon receipt of such payment by the Swingline Lender from Agent, the Borrowers shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Revolving Loan Commitment Percentage of such Swing Loan.  If any payment made by any Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any Lender pursuant to this clause (iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swingline Lender with respect to such portion.

(iv)           Obligation to Fund Absolute.  Each Lender’s obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the Borrower Representative to deliver a Notice of Borrowing (each of which requirements the Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

1.2           Notes.

(a)           The Revolving Loans made by each Lender shall be evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to the order of such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(b)           Swing Loans made by the Swingline Lender shall be evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

1.3           Interest.

(a)           Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided Swing Loans may not be LIBOR Rate Loans.  The Applicable Margin for Loans shall be subject to adjustment as set forth in the definition of Applicable Margin.  Agent will with reasonable promptness notify the Borrower Representative and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against Agent.  Each determination of an interest rate by Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.  All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)           Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any payment or prepayment of Loans in full.

(c)           At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans under the Loan Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.00%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be).  All such interest shall be payable on demand of Agent or the Required Lenders.

(d)           Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4           Loan Accounts.

(a)           Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Agent shall deliver to the Borrower Representative on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month.  Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b)           Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower Representative) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in Revolving Loans, Swing Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (6) any other payment received by Agent from a Borrower and its application to the Obligations.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, the Borrower Representative, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.5           Procedure for Revolving Credit Borrowing.

(a)           Each Borrowing of a Revolving Loan shall be made upon the Borrower Representative’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 11:00 a.m. (i) on the requested Borrowing date of each Base Rate Loan (x) equal to or less than $50,000,000 or (y) to be made on the Closing Date, (ii) on the date which is three (3) Business Days prior to the requested Borrowing date of each Base Rate Loan in excess of $50,000,000 and (iii) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan.  Such Notice of Borrowing shall specify:

(i)             the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii)            the requested Borrowing date, which shall be a Business Day;

(iii)           whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv)           if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b)           Upon receipt of a Notice of Borrowing, Agent will promptly notify each Lender of such Notice of Borrowing and of the amount of such Lender’s Revolving Loan Commitment Percentage of the Borrowing.

(c)           Unless Agent is otherwise directed in writing by the Borrower Representative, the proceeds of each requested Borrowing after the Closing Date will be made available to the Borrowers by Agent no later than (i) 5:00 p.m., in the case of each Base Rate Loan equal to or less than $50,000,000, and (ii) 2:00 p.m., in the case of each Base Rate Loan in excess of $50,000,000 and each LIBOR Rate Loan, in each case, on the relevant Borrowing date by wire transfer of such amount to the Borrowers pursuant to the wire transfer instructions specified on the signature page hereto.

1.6           Conversion and Continuation Elections.

(a)           The Borrowers shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Revolving Loans from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4 if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period.  Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $5,000,000.  Any such election must be made by Borrower Representative by 2:00 p.m. on the 3rd Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the Borrowers wish to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower Representative in such election.  If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. on the 3rd Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period.  Borrower Representative must make such election by notice to Agent in writing, including by Electronic Transmission.  In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent.  No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans in Section 2.2 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, until the Syndication Termination Date, no Revolving Loan made as a LIBOR Rate Loan shall have an Interest Period greater than one (1) month.  For the avoidance of doubt, the Borrowers hereby acknowledge and agree that if, at any time on or prior to the Syndication Termination Date, any LIBOR Rate Loan must be prepaid or converted (in whole or in part) in connection with the syndication of the credit facilities provided hereunder on a day other than the last day of the Interest Period therefor, then such prepayment or conversion shall be subject to, and the Borrowers shall be required to pay any amounts required pursuant to, Section 10.4.

(b)           Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof.  In addition, Agent will, with reasonable promptness, notify the Borrower Representative and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent.  All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(c)           Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than seven (7) different Interest Periods in effect.

1.7           Optional Prepayments of Loans and Commitment Reductions.

(a)           Reductions in Revolving Loan Commitments.  Borrowers may, at any time upon at least two (2) Business Days’ (or such shorter period as is acceptable to Agent) prior notice by Borrower Representative to Agent, permanently reduce (but not terminate) the Aggregate Revolving Loan Commitment; provided that (i) such reductions shall be in a minimum amount equal to $5,000,000 and in increments of $500,000 in excess thereof, and (ii) the Aggregate Revolving Loan Commitment shall not be reduced to an amount less than the Aggregate Revolving Exposure at such time.  In addition, Borrowers may, at any time on at least ten (10) days’ prior written notice by Borrower Representative to Agent, terminate the Aggregate Revolving Loan Commitment; provided that upon such termination, all Obligations shall be immediately due and payable in full.  Optional reductions or terminations of the Revolving Loan Commitment shall be without premium or penalty except as provided in Sections 1.9(d) and 10.4.  All reductions of the Aggregate Revolving Loan Commitment shall be allocated pro rata in accordance with their Revolving Loan Commitment Percentages among all Lenders with a Revolving Loan Commitment.

(b)           Optional Prepayments.  The Borrowers may, upon prior notice by Borrower Representative to Agent, at any time or from time to time voluntarily prepay the Revolving Loans in whole or in part without premium or penalty or any reduction in the Aggregate Revolving Loan Commitment; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; and (ii) any such prepayment shall be in a minimum amount equal to $5,000,000 and in increments of $500,000 in excess thereof, or if less, the entire principal amount thereof then outstanding (it being understood that no notice or minimum amount set forth herein shall be applicable with respect to any payments effected pursuant to Section 4.11(d)).

(c)           Notice.  Once provided, any notice of a reduction in the Aggregate Revolving Loan Commitment and prepayment of Revolving Loans shall not thereafter be revocable by the Borrowers or Borrower Representative and Agent will promptly notify each Lender thereof and of such Lender’s Revolving Loan Commitment Percentage of such reduction or prepayment, as the case may be.  In the case of any notice of prepayment, the payment amount specified in such notice shall be due and payable on the date specified therein.  Together with each prepayment under this Section 1.7, the Borrowers shall pay any amounts required pursuant to Sections 1.9 and 10.4.

1.8           Mandatory Prepayments of Loans.

(a)           Advances in Excess of Maximum Borrowing Availability. If at any time the then Aggregate Revolving Exposure exceeds the Maximum Borrowing Availability (other than as a result of an Overadvance permitted pursuant to Section 1.1(a)(ii)), then the Borrowers shall immediately prepay outstanding Revolving Loans and then cash collateralize (in accordance herewith and in a manner satisfactory to the L/C Issuers) outstanding Letters of Credit in an amount sufficient to eliminate such excess.

(b)           Loans.  The Borrowers shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on the Revolving Termination Date.

(c)           Asset Dispositions.  If a Credit Party or any Subsidiaries of a Credit Party shall at any time or from time to time:

(i)            make a Disposition; or

(ii)           suffer an Event of Loss;

then (A) the Borrower Representative shall promptly notify Agent of such Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) subject to the Term Loan B Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement, as applicable, with respect to the Second Priority Collateral, promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Credit Parties shall deliver, or cause to be delivered, such Net Proceeds to Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with Section 1.10(c)(i) or Section 1.10(c)(ii), as the case may be.

(d)           Issuance of Securities.  Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, and (ii) Excluded Equity Issuances), the Credit Parties shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with Section 1.10(c)(i) or Section 1.10(c)(ii), as the case may be.

(e)           No Implied Consent.  Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

(f)           No Reduction in the Aggregate Revolving Loan Commitment.  No prepayment made pursuant to this Section 1.8 shall reduce the Aggregate Revolving Loan Commitment.

1.9           Fees.

(a)           Fees.  The Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in the Fee Letter.

(b)           Unused Commitment Fee.  The Borrowers shall pay to Agent a fee (the “Unused Commitment Fee”) in an amount equal to

(i)           the average daily balance of the Aggregate Revolving Loan Commitment during the preceding calendar month, less

(ii)           the sum of (x) the average daily balance of all Revolving Loans outstanding plus (y) the average daily amount of Letter of Credit Obligations, in each case, during the preceding calendar month, multiplied by the Unused Commitment Fee Rate per annum.  Such fee shall be payable monthly in arrears on the second day of the Fiscal Month following the date hereof and the second day of each Fiscal Month thereafter; provided, however, that, while an Event of Default exists, such Unused Commitment Fee shall be payable on demand of Agent or the Required Lenders.  All computations of such fee shall be made on the basis of a 360-day year and actual days elapsed.  The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after mutual execution and delivery of this Agreement.  Following receipt of the Unused Commitment Fee, Agent shall pay to each Lender from, and to the extent of, the Unused Commitment Fee an amount equal to its pro rata share thereof.

(c)           Letter of Credit Fee.  The Borrowers agree to pay to Agent for the ratable benefit of the Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the Borrowers, all reasonable costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, however, at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum.  Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the second day of each calendar month and on the date on which all Letter of Credit Obligations have been discharged.  In addition, the Borrowers shall pay to any L/C Issuer, on demand, its customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees (including any fronting fees agreed to by the Borrowers and the applicable L/C Issuer)), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(d)           Prepayment Fee.  If the Revolving Loan Commitments are reduced or terminated on or prior to the first anniversary of the Closing Date (whether voluntarily or involuntarily and whether before or after acceleration), the Borrowers shall pay to Agent, for the pro rata benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to one percent (1.00%) multiplied by the amount of the reduction of the Aggregate Revolving Loan Commitment or the amount of the Aggregate Revolving Loan Commitment so terminated.  The Credit Parties agree that the amounts payable hereunder are a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early reduction or termination of the Revolving Loan Commitments.

1.10           Payments by the Borrowers.

(a)           All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. on the date due. Any payment which is received by Agent later than 1:00 p.m. may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  Each Borrower and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral.  Each Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees, Letter of Credit Fees, and other fees, costs and expenses payable by a Borrower or any of its Subsidiaries hereunder or under the other Loan Documents, in each instance, on the date due.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           (i)  So long as no Event of Default has occurred and is continuing, all payments received by Agent in respect of any Obligation and all funds transferred and credited to the Collection Account shall be applied to the Obligations as follows:

first, to the payment of any Overadvance funded by the Agent;

second, to payment of interest, fees, costs and expenses and any other amounts then due and payable by the Credit Parties under this Agreement and the other Loan Documents;

third, to payment of all Swing Loans;

fourth, to payment of all Revolving Loans that are Base Rate Loans;

fifth, to payment of all Revolving Loans that are LIBOR Rate Loans; and

sixth, to the to the Borrower Representative’s operating account or for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth, and fifth above.

(ii)           During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through seventh below.  Notwithstanding any provision herein to the contrary, all amounts collected or received by Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:

first, to the payment of any Overadvance funded by the Agent and fees, costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrowers under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, the Lenders and L/C Issuers;

fourth, to payment of principal of the Obligations (other than Bank Products) then due and payable including, without limitation, L/C Reimbursement Obligations then due and payable and cash collateralization in an amount of 107% of unmatured L/C Reimbursement Obligations to the extent not then due and payable;

fifth, to payment of any Obligations under any Secured Rate Contract;

sixth, to payment of any other amounts owing constituting Obligations (including Bank Products); and

seventh, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth, fifth and sixth above.

(d)           Agent is hereby authorized by the Borrowers to, and at its sole election may, charge to the Loan balance on behalf of each Borrower and cause to be paid all fees, expenses, charges, costs and interest and principal, other than principal of the Loans, owing by the Borrowers and the Credit Parties under this Agreement or any of the other Loan Documents if and to the extent the Credit Parties fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed the Borrowing Base or Aggregate Revolving Loan Commitments at such time.  At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Loans hereunder.

1.11           Payments by the Lenders to Agent; Settlement.

(a)           Agent may, on behalf of Lenders, disburse funds to the Borrowers for Loans requested.  Each Lender shall reimburse Agent on demand for all funds required to be funded by it under this Agreement and the other Loan Documents and disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Revolving Loan Commitment Percentage of any Loan before Agent disburses same to the Borrowers.  If Agent elects to require that each Lender make funds available to Agent prior to disbursement by Agent to the Borrowers, Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Revolving Loan Commitment Percentage of the Loan requested by the Borrower Representative no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s Revolving Loan Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. on such scheduled Borrowing date.  Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Agent, any Lender or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(b)           At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Revolving Loan Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Provided that each Lender has funded all payments required to be made by it and funded all purchases of participations required to be funded by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s pro rata share of principal, interest and fees paid by the Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. on the next Business Day following each Settlement Date.  Agent shall be entitled to set off the funding shortfall against any Non-Funding Lender’s pro rata share of all payments received from the Borrowers and hold, in a non-interest bearing account, all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Lender until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized in a manner acceptable to the relevant L/C Issuer and all Revolving Loan Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans.

(c)           Availability of Lender’s Revolving Loan Commitment Percentage.  Agent may assume that each Lender will make its Revolving Loan Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date that Lenders are required to make under this Agreement and the other Loan Documents.  If such Revolving Loan Commitment Percentage is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind.  If any Lender fails to pay the amount of its Revolving Loan Commitment Percentage forthwith upon Agent’s demand, Agent shall promptly notify the Borrower Representative and the Borrowers shall immediately repay such amount to Agent.  Nothing in this subsection 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.  Nothing in this subsection 1.11(c) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder. Without limiting the provisions of subsection 1.11(b), to the extent that Agent advances funds to the Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender.

(d)           Return of Payments.

(i)           If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Credit Party or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)           Non-Funding Lenders.  The failure of any Non-Funding Lender to make any Revolving Loan, Letter of Credit Obligation or any payment required by it hereunder, or to fund any purchase of any participation required to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan or fund the purchase of any such participation on such date, but neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary and without any further action by, or consent of, any Credit Party, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Lender” (or be, or have its Loans and Revolving Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document.  Moreover, for the purposes of determining Required Lenders or all affected Lenders (other than for the purposes of Section 9.1(a)(i) – (iii)), the Loans and Revolving Loan Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Revolving Loan Commitments outstanding.

(f)           Procedures.  Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.  Agent shall endeavor to provide prompt notice to the Borrower Representative of any modification, after the Closing Date, to any such procedures which directly impact actions taken, or to be taken, by any Credit Party hereunder or under any other Loan Document; provided that Agent shall have no liability to any Credit Party for the failure to provide any such notice.

1.12           Borrower Representative.  Each Credit Party hereby designates and appoints the Company as its representative and agent on its behalf (the “Borrower Representative”) for the purposes of issuing Notices of Borrowings, Notices of Conversion/Continuation, L/C Requests and Swingline Requests, delivering certificates including Borrowing Base Certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, executing Loan Documents on behalf of such Credit Party, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party or the Credit Parties under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Credit Parties.  Each warranty, covenant, agreement and undertaking made on behalf of a Credit Party by Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.

ARTICLE II.
CONDITIONS PRECEDENT

2.1           Conditions of Initial Loans.  The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent:

(a)           Loan Documents, Etc.  Agent shall have received on or before the Closing Date all of the agreements, documents, instruments, legal opinions and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to Agent;

(b)           Merger Transaction.  The Merger Subsidiary shall have consummated a merger with BPW in accordance with all Requirements of Law and the Merger Documents, pursuant to which:

(i)            BPW shall be the surviving entity;

(ii)           The Company shall have received cash consideration (the “Merger Capital”) in a minimum amount sufficient, such that after giving effect to (A) the Merger Transaction, (B) the repayment of all AEON Debt in the manner specified below, (C) the payment of all Transaction Expenses, (D) the borrowing of Term Loan B under the Term Loan B Documents on the Closing Date (if any) and (E) the borrowing of Revolving Loans and the Issuance of any Letters of Credit under this Agreement on the Closing Date, (I) the Borrowers shall have, on a pro forma basis minimum Availability of not less than $40,000,000 on the Closing Date (determined with trade payables being paid currently in accordance with payment practices for the Borrowers in effect as of the Closing Date, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without any material deterioration in working capital), (II) the aggregate principal amount of all outstanding secured Indebtedness (including Indebtedness under the Loan Documents and the Term Loan B Documents (if any), but excluding the Specified Secured Debt) of the Credit Parties shall not exceed $222,000,000 on the Closing Date and (III) all such outstanding secured Indebtedness shall be as set forth on Schedule 2.1(b)(ii);

(iii)           the existing shareholders of BPW shall have received a majority equity ownership interest in the Company; and

(iv)           solely in consideration of the repayment of the AEON Debt (other than Indebtedness under the AEON Revolver Facility) and without the payment (in cash or otherwise) of any other amounts or consideration by any Credit Party, all of the outstanding Stock and Stock Equivalents of the Company and its Subsidiaries owned (directly or indirectly) by AEON and any AEON Affiliate (other than the Company and any of the Company’s Subsidiaries), shall be surrendered, retired, defeased and/or redeemed; provided, however, that AEON may receive warrants for common Stock of the Company on terms and conditions reasonably acceptable to Agent and with an exercise price of not less than the fair market value per share of the common Stock of the Company on the Closing Date;

(all of the foregoing referred to hereinafter, the “Merger Transaction”).

Prior to requesting any initial Loans or the Issuance of any Letters or Credit under this Agreement, the Borrowers shall have applied all proceeds of the Merger Capital and the proceeds of the Term Loan B (if any) as follows: first, to the payment of all AEON Debt (other than Indebtedness under the AEON Revolver Facility), second, to the payment of Indebtedness under the AEON Revolver Facility, and third, to the payment of all Transaction Expenses; provided, however, that in the event that the aggregate proceeds of the Merger Capital and the Term Loan B (if any) shall not be sufficient to pay in full Indebtedness under the AEON Revolver Facility and/or any such Transaction Expenses, the Borrowers may, subject to the terms, conditions and limitations set forth herein, borrow Revolving Loans on the Closing Date solely to pay any such excess Indebtedness under the AEON Revolver Facility and/or such Transaction Expenses (it being understood and agreed that under no circumstances shall any proceeds from the Revolving Loans be applied to the payment of the AEON Debt (other than Indebtedness under the AEON Revolver Facility) and that in no event shall proceeds from any Loans hereunder be commingled with the proceeds of any Merger Capital or the proceeds of the Term Loan B).

(c)           Officer’s Certificate Regarding Merger Transaction.  Agent shall have received a certificate, in form and substance reasonably satisfactory to it, from a Responsible Officer of the Borrower Representative attaching true, correct and complete, fully-executed copies of each of the Merger Documents and certifying that, as of the Closing Date, (i) each of the conditions described in Section 2.1(b) has been satisfied in accordance with the terms of the Loan Documents and (ii) after giving effect to the Merger Transaction, the payment of all AEON Debt in accordance with the terms of this Agreement, the payment of all Transaction Expenses, the borrowing of Term Loan B under the Term Loan B Documents on the Closing Date and the other transactions contemplated hereby, the Credit Parties and their subsidiaries shall have no outstanding Indebtedness other than (1) the Loans and other extensions of credit under the Loan Documents, (2) the Term Loan B (if any) in an outstanding principal amount not in excess of $50,000,000, provided that  the aggregate outstanding principal amount of Term Loan B and Loans shall not exceed $222,000,000 on the Closing Date, and (3) other Indebtedness permitted by Section 5.5;

(d)           Term Loan B Documents and Certain Other Documents.  Agent shall have received a duly executed certificate of a Responsible Officer of the Company, (i) attaching true, correct and complete, fully-executed copies of each of (A) the Term Loan B Documents (if any), each of which shall be in form and substance, and on terms and conditions, reasonably satisfactory to Agent, and (B) each of the documents executed and/or delivered in connection with the AEON Debt, and (ii) certifying that (x) the transactions contemplated under the Term Loan B Documents (if any) shall have been consummated in accordance with the terms of the Term Loan B Documents and (y) if applicable, the Borrowers shall have received proceeds of the Term Loan B in an amount not greater than $50,000,000;

(e)           Term Loan B Intercreditor Agreement.  In the event that the Borrowers shall have entered into the Term Loan B Documents on or prior to the Closing Date, Agent and the Lenders shall have agreed to satisfactory intercreditor arrangements with the Term Loan B Agent and the Term Loan B Lenders, and Agent shall have received a fully executed Term Loan B Intercreditor Agreement, in form and substance satisfactory to Agent and the Lenders, in full force and effect.

(f)            Repayment of AEON Debt.  Agent shall have received fully executed pay-off letters reasonably satisfactory to Agent confirming that all obligations owing by any Credit Party or any of their Subsidiaries to AEON or any AEON Affiliates under or in respect of any AEON Debt will be repaid in full (or, in the case of letters of credit issued or guaranteed under any AEON Debt, if any, cash collateralized in a manner acceptable to Agent), all commitments thereunder shall be terminated and all guarantees and Liens upon any of the Property of the Borrowers or any of their Subsidiaries in favor of AEON or any AEON Affiliate shall be released and discharged immediately upon such payment;

(g)           Intentionally Omitted.

(h)           Approvals.  Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the other transactions contemplated hereby or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required;

(i)             Intentionally Omitted.

(j)             Lease Payments.  Agent shall have received satisfactory evidence that the Credit Parties shall have made all payments due and payable on or prior to the Closing Date under all leases and other agreements with respect to each leased location or warehouse location of the Credit Parties other than unpaid lease payments (i) relating to closed Stores (including, without limitation, Stores owned by the J. Jill Entities) where no Collateral included in the calculation of the Borrowing Base most recently delivered by the Borrower Representative to the Agent is or may be located or (ii) which are the subject of a good faith, bona fide dispute (including such payments that are the subject of an earnest internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists with respect to such payments), in each case, to the extent (x) consistent with past practices, and (y) reasonably satisfactory to Agent;

(k)           Payment of Fees.  The Borrowers shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date;

(l)            Funds Flow Memorandum.  Agent shall have received a funds-flow memorandum from the Company setting forth the sources and uses of the proceeds of the Merger Capital, the Term Loan B and any Revolving Loans to be borrowed or any Letters of Credit to be Issued on the Closing Date, which funds-flow memorandum shall be in form and substance reasonably satisfactory to the Agent (the “Funds Flow Memorandum”) and shall contain a description of the Credit Parties’ sources and uses of funds on the Closing Date, the details of how funds from each source are to be transferred to particular uses (including the application of proceeds as set forth in Section 2.1(b) above) and the wire transfer instructions for the particular uses of such funds;

(m)           Completion of Due Diligence.  Agent and its counsel shall have completed all legal due diligence (including, without limitation, legal due diligence with respect to all factoring and other sales arrangements with respect to Credit Card Receivables (including those arising from Private Label Credit Cards) of the Borrowers and their Subsidiaries), and Agent shall be reasonably satisfied with the results of such due diligence;

(n)           Capital Structure.  Agent shall be satisfied that the corporate structure, capital structure, ownership and management of the Company and its Subsidiaries and BPW is consistent with that previously disclosed to Agent and otherwise reasonably acceptable to Agent;

(o)           Collateral Audits and Appraisals and Financial Information.  Agent shall have received (a) the results of updated audits and collateral appraisals (consistent with the most recent audits and collateral appraisals provided to Agent by Borrowers), in each case, as reasonably requested by the Agent and with results reasonably satisfactory to Agent and (b) all financial statements, models, projections and forecasts, in each case, as reasonably requested by the Agent;

(p)           Tax Structure.  Agent shall be reasonably satisfied with the tax structure of the Merger Transaction, the repayment of all AEON Debt in accordance with the terms of the Loan Documents and any other transactions contemplated by this Agreement (including, without limitation, any adverse tax consequences to the Credit Parties resulting from the cancellation of any Indebtedness or other obligations in connection with the Merger Transaction, the repayment of all AEON Debt and any other transactions contemplated hereby);

(q)           Fairness Opinion.  Agent shall have received a copy of the fairness opinion delivered to the Board of Directors of the Company from a firm reasonably acceptable to the Board of Directors of the Company regarding the Merger Transaction, in form and substance reasonably satisfactory to the Agent;

(r)            Cash Dominion.  Agent shall be satisfied that it has Control Agreements providing for “full” cash dominion with respect to each Control Account, securities, commodity or similar account maintained by any Credit Party as of the Closing Date; and

(s)            Other Agreements, Etc.  Agent shall have received such other assurances, certificates, documents, agreements and information as Agent may reasonably request.

2.2           Conditions to All Borrowings.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date), and Agent or Required Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is so untrue or incorrect;

(b)           any Default or Event of Default has occurred and is continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

(c)           after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the Aggregate Revolving Exposure would exceed the Maximum Borrowing Availability (except as provided in subsection 1.1(a)(ii)); or

(d)           after giving effect to any Loan and the contemporaneous uses of proceeds thereof, the Credit Parties’ cash and Cash Equivalents would violate any provision of Section 5.22.

The request by Borrower Representative and acceptance by the Borrowers of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are true, correct and complete:

3.1           Corporate Existence and Power.  Each Credit Party and each of their respective Subsidiaries:

(a)           is a corporation, limited liability company, limited partnership, general partnership or chartered national bank, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)           has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c)           (i) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2           Corporate Authorization; No Contravention.  The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(i)           contravene the terms of any of that Person’s Organization Documents;

(ii)           conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)           violate any Requirement of Law.

3.3           Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Credit Party or any Subsidiary of any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and (c) for the recording and filing of this Agreement (and all required exhibits and schedules) with the Securities and Exchange Commission.

3.4           Binding Effect.  This Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5           Litigation.  There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a)           purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b)           would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  Except as set forth on Schedule 3.5, as of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6           No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral.  No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.  Each Credit Party has timely and fully paid and performed its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except for such payments or other obligations that (a) relate to closed Stores (including, without limitation, Stores owned by the J. Jill Entities) where no Collateral included in the calculation of the Borrowing Base most recently delivered by the Borrower Representative to the Agent is or may be located or (b)(i)are either (1) being contested in good faith by appropriate proceedings or (2) the subject of a good faith, bona fide dispute related to the leased premises (including such payments and such obligations that are the subject of an earnest internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists with respect to such payments and such obligations) consistent with the practices of the Borrowers and their Subsidiaries on the Closing Date, provided that, in the case of this clause (2), upon receipt of any notice of default under the applicable lease, the applicable Credit Party or Subsidiary of a Credit Party shall promptly pay and perform its obligations under such lease, irrespective of whether the bona fide dispute is then continuing, except solely to the extent that (A) the continued failure to so pay or perform in connection with such good faith, bona fide dispute could not reasonably be expected to result in the termination of any such lease (provided that such Credit Party or such Subsidiary of a Credit Party shall promptly at the time the continued failure to so pay or perform could reasonably be expected to result in the termination of any such lease, either (x) commence a proceeding pursuant to clause (b)(i)(1) above, which proceeding seek to stay any such termination and such relief shall have been granted by the relevant court, or (y) deem the applicable Store subject to such lease a closed Store pursuant to clause (a) above (it being agreed that all Collateral located at such store shall be promptly excluded from the calculation of the Borrowing Base and the Borrowers shall deliver an updated Borrowing Base Certificate to the Agent demonstrating the exclusion of such Collateral)) and (B) the failure to so pay or perform under such lease, individually or in the aggregate with all other leases which are the subject of a bona fide dispute, could not reasonably be expected to result in a Material Adverse Effect, and (ii) in any case, for which adequate reserves in accordance with GAAP are being maintained by such Person.

3.7           ERISA Compliance.  Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not reasonably be expected to result in Liabilities in excess of $2,500,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

3.8           Use of Proceeds; Margin Regulations.

(a)           No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for and no Loan will be used for the purpose of purchasing or carrying Margin Stock.

(b)           Loans will be used (i) on the Closing Date, solely to the extent that (A) all Merger Capital and all proceeds of the Term Loan B (if any) shall have been used to repay AEON Debt (including, for the avoidance of doubt, the AEON Revolver Facility), all Transaction Expenses in the manner specified in Section 2.1(b) and (B) the aggregate amount of such Merger Capital and the Term Loan B is insufficient to pay in full the AEON Revolver Facility or any Transaction Expenses, then, subject to the limitations set forth herein, to pay such excess AEON Revolver Facility and/or Transaction Expenses and (ii) after the Closing Date, for working capital, capital expenditures and other lawful general corporate purposes that, in each case, do not violate the terms of the Loan Documents.

(c)           The Funds Flow Memorandum contains a description of the Credit Parties’ sources and uses of funds on the Closing Date, including, without limitation, the Term Loan B (if any) and the Merger Capital, and how funds from each source are to be transferred to particular uses (all in accordance with the terms of the Loan Documents).

3.9           Ownership of Property; Liens.  As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries.  Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary in the ordinary conduct of their respective businesses.  As of the Closing Date, none of the Real Estate of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens.  As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10          Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  As of the Closing Date, except as set forth on Schedule 3.10, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made in writing or, to the knowledge of the Credit Parties or their Subsidiaries, otherwise by any Governmental Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.  No Tax Affiliate has participated in a “listed transaction” or, to their knowledge, a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.  As of the Closing Date, to the knowledge of the Borrowers and their Subsidiaries, there are no Liens for taxes, fees, assessments or other governmental charges (other than a tax Lien filed by the Massachusetts Department of Revenue against the Company in the amount of $3,228,886.26).

3.11          Financial Condition.

(a)           Each of (i) the audited consolidated balance sheet of the Company and its Subsidiaries dated January 31, 2009, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries dated January 30, 2010 and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the twelve Fiscal Months then ended, in each case, as attached hereto as Schedule 3.11(a):

(A)           were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(B)           present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b)           The pro forma unaudited consolidated balance sheet of the Company and its Subsidiaries dated January 30, 2010 delivered on the Closing Date and attached hereto as Schedule 3.11(b), was based on the unaudited consolidated balance sheet of the Company and its Subsidiaries dated January 30, 2010, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

(c)           As of the Closing Date, since January 31, 2009 there has been no Material Adverse Effect.

(d)           The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.  Schedule 3.11(d) sets forth all of the credit facilities of the Company and its Subsidiaries immediately prior to the Closing Date, and on the Closing Date each such bank credit facility shall be repaid in full, the commitments in respect thereof terminated and the guarantees and Liens in respect thereof released and discharged.

(e)           As of the Closing Date, the financial performance projections attached hereto as Schedule 3.11(e) (which includes pro forma consolidated statements of income and cash flows, prepared on a monthly basis, for the twelve Fiscal Months ended January 29, 2011), represent the Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

3.12           Environmental Matters.  Except as set forth in Schedule 3.12, and except as would not reasonably be expected to result in any Material Environmental Liability, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate is subject to or the subject of, any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release at, to or from any Real Estate, (e) all Real Estate is free of contamination by any Hazardous Materials, and (f) no Credit Party and no Subsidiary of any Credit Party has received any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws.  Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in the possession, custody or control of the Credit Parties or their representatives and/or agents.

3.13           Regulated Entities.  None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14           Solvency.  After giving effect to the Merger Transaction (including without limitation receipt of the proceeds therefrom), both before and after giving effect to (a) the Loans made and Letters of Credit issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans by the Borrowers, and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and each Borrower individually are Solvent.

3.15           Labor Relations.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) to the knowledge of the Credit Parties, within the last twelve (12) months, no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16           Intellectual Property.  Schedule 3.16 (which Schedule 3.16 shall be updated not later than five (5) days after the end of each Fiscal Quarter) sets forth a true and complete list of the following Intellectual Property each Credit Party owns, licenses or otherwise has the right to use as of the Closing Date or the date of any relevant update to such Schedule 3.16: (i) Intellectual Property (other than Intellectual Property consisting of IP Licenses not material to the business of the Credit Parties) that is registered or subject to applications for registration by a Credit Party, (ii) material Internet Domain Names of a Credit Party and (iii) material Intellectual Property of a Credit Party (other than trade secrets, unregistered copyrights and software licensed to a Credit Party), separately identifying that which is owned and licensed to such Credit Party and including for each of the foregoing items (1) the owner, (2) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (3) as applicable, the registration or application number and registration or application date and (4) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto (it being understood that non-exclusive licenses of Intellectual Property to third-parties in connection with limited marketing and sales programs and promotions and non-exclusive licenses of Intellectual Property to any other Credit Party shall not be specified on such Schedule).  Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17           Brokers’ Fees; Transaction Fees.  Except for fees payable to Agent and Lenders and for the fees specified on Schedule 3.17 to be paid on the Closing Date, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18           Insurance.  Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, including issuers, coverages and deductibles.  Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Credit Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Person operates (it being understood that, as of the Closing Date, Agent and Lenders agree that the insurance policies set forth on Schedule 3.18 are maintained with financially sound and reputable insurance companies and the deductibles set forth therein and risks covered thereby are acceptable to Agent and the Lenders).

3.19           Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable.  All issued and outstanding Stock and Stock Equivalents of each Subsidiary of the Company are free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrowers (other than the Company) and Subsidiaries of the Borrowers, those in favor of Agent, for the benefit of the Secured Parties, and those permitted pursuant to subsections 5.1(o) and (p).  All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  All of the issued and outstanding Stock of each Credit Party (other than the Company) and each Subsidiary of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19 (which Schedule 3.19 shall be updated concurrently by the Credit Parties with the delivery of each Borrowing Base Certificate pursuant to Section 4.2(d) to reflect any transactions expressly permitted pursuant to this Agreement).  Except as set forth in Schedule 3.19 or as permitted by Section 5.2(e), and other than with respect to the Company, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.  Set forth in Schedule 3.19 is a true and complete organizational chart of the Borrowers and all of their Subsidiaries on the Closing Date.

3.20           Jurisdiction of Organization; Chief Executive Office.  Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21           Locations of Inventory, Equipment and Books and Records.  Each Credit Party’s Inventory and equipment (other than (a) Inventory or equipment in transit, (b) equipment out for repair, and (c) other Inventory and equipment, provided that (i) the aggregate value such Inventory and equipment maintained pursuant to this clause (c) shall not exceed $500,000 at any time and (ii) such property maintained pursuant to this clause (c) shall in no event be included in the calculation of the Borrowing Base) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be updated concurrently with the delivery of each Borrowing Base Certificate pursuant to Section 4.2(d) by the Credit Parties).

3.22           Deposit Accounts and Other Accounts.  Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts (including, without limitation, all Control Accounts) as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, securities intermediary or commodities intermediary, as applicable, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.  The Credit Parties shall, concurrently with the delivery of each Borrowing Base Certificate pursuant to Section 4.2(d) by the Credit Parties, update Schedule 3.22, as necessary, to add or replace any account in accordance with the requirements of Section 4.11(d).

3.23           Government Contracts.  Except as set forth in Schedule 3.23, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.24           Trade Relations.  As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any supplier essential to its operations.

3.25           Bonding; Licenses.  Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26           Subordinated Debt.  As of the Closing Date, the Borrowers have delivered to Agent a complete and correct copy of all documents governing Subordinated Indebtedness (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).  All Obligations, including the L/C Reimbursement Obligations, constitute Indebtedness entitled to the benefits of the subordination provisions contained in the Subordination Agreement.

3.27           Full Disclosure.  None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.28           Foreign Assets Control Regulations and Anti-Money Laundering.  Each Credit Party and each Subsidiary of Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.29           Patriot Act.  The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1           Financial Statements.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of consolidated financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments).  The Borrowers shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a)           as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Company and each of its Subsidiaries as at the end of such year and the related consolidated statement of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to Agent which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status;

(b)           as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter of each year, a copy of the unaudited consolidated balance sheet of the Company and each of its Subsidiaries, and the related consolidated statement of income, shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Company by an appropriate Responsible Officer of the Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrowers and their Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c)           as soon as available, but not later than thirty (30) days after the end of each Fiscal Month of each year, a copy of (i) the unaudited consolidated balance sheet of the Company and each of its Subsidiaries, and the related consolidated statement of income, shareholders’ equity and cash flows as of the end of such Fiscal Month and for the portion of the Fiscal Year then ended, and (ii) such financial statements as may be requested by, and in form and substance satisfactory to, Agent reflecting the financial position and the results of operations of the Subsidiaries of the Company that are not Credit Parties, all certified on behalf of the Company by an appropriate Responsible Officer of the Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrowers and their Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2           Appraisals; Certificates; Other Information.  The Borrowers shall furnish to Agent and each Lender by Electronic Transmission:

(a)           together with each delivery of financial statements pursuant to subsections 4.1(a), 4.1(b) and 4.1(c), (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower Representative, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Month and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to subsection 4.2(k) and discussing the reasons for any significant variations;

(b)           together with each delivery of financial statements pursuant to subsections 4.1(a), 4.1(b) and 4.1(c), a Financial Statement Compliance Certificate;

(c)           promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)           as soon as available and in any event within ten (10) days after the end of each Fiscal Month, a Borrowing Base Certificate, certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative, setting forth the Borrowing Base of each Borrower as at the end of the most-recently ended Fiscal Month, provided, however, that, from and after any time Availability shall be less than twenty percent (20%) of the Maximum Borrowing Availability then in effect, and until the Borrowers shall be able to demonstrate daily Availability of not less than twenty percent (20%) of the Maximum Borrowing Availability for each day for a period of ninety (90) consecutive days thereafter, a Borrowing Base Certificate shall be delivered no less frequently than on each Tuesday of each calendar week, certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative, setting forth the Borrowing Base of each Borrower as of the last day of the immediately preceding week, provided, further, that, if an Event of Default has occurred and is continuing, a Borrowing Base Certificate shall be delivered to the Agent at any time and for any period as may be requested by the Agent;

(e)           concurrently with the delivery of the Borrowing Base Certificate, a perpetual Inventory report accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f)           concurrently with the delivery of the Borrowing Base Certificate, a monthly trial balance showing Accounts (including PL Credit Card Receivables relating to Private Label Credit Cards) outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g)           [reserved];

(h)           concurrently with the delivery of the Borrowing Base Certificate or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Credit Card Receivables of the Credit Parties in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrower Representative as of the last day of the immediately preceding week or the date 2 days prior to the date of any request;

(i)            to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to subsection 4.1(c);

(i)           a reconciliation of the most recent  Borrowing Base, general ledger and month-end Inventory reports of each Borrower to such Borrower’s general ledger and monthly financial statements delivered pursuant to subsection 4.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a reconciliation of (A) the perpetual inventory by location, (B) the inventory and accounts receivable aging to each Borrower’s most recent Borrowing Base Certificate, general ledger and most recent Financial Statements delivered pursuant to subsection 4.1(c) and (C) the accounts payable aging to each Borrower’s general ledger and most recent Financial Statements delivered pursuant to subsection 4.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)           a reconciliation of the outstanding Loans as set forth in the monthly loan account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv)           an aging of accounts payable accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(j)           at the time of delivery of each of the monthly or annual financial statements delivered pursuant to Section 4.1, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(k)           as soon as available and in any event no later than (i) forty-five (45) days after the last day of each Fiscal Year of the Company, (A) projections of the Company and its Subsidiaries consolidated financial performance for the forthcoming three Fiscal Years on a year by year basis, and for the forthcoming Fiscal Year on a month by month basis, and (B) an operating plan of the Borrower Representative for the forthcoming Fiscal Year, with such projections and such operating plan, in each case, to be in form and substance reasonably satisfactory to Agent and (ii) sixty (60) days after the last day of each Fiscal Year of the Borrowers, an operating plan approved by the Board of Directors of the Borrower Representative for the forthcoming Fiscal Year, in form and substance reasonably satisfactory to Agent;

(l)           promptly upon receipt thereof, copies of any reports submitted by the Credit Parties’ independent registered public accounting firm in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m)           upon Agent’s request from time to time, the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating (i) the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory, In-Transit Inventory and/or PL Credit Card Receivables from Private Label Credit Cards of any Credit Party or any Subsidiary of any Credit Party, provided, that notwithstanding any provision herein to the contrary, the Borrowers shall only be obligated to reimburse Agent for the expenses of such appraisals occurring (A) three (3) times in any twelve consecutive month period, in the event that (x) no Event of Default has occurred and is continuing and (y) Availability shall not have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, (B) four (4) times in any twelve consecutive month period, in the event that Availability shall have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, and (C) any time an Event of Default has occurred and is continuing, and (ii) the fair market value, or such other value of any Real Estate of any Credit Party or any Subsidiary of any Credit Party, solely to the extent required to comply with FIRREA;

(n)           at such times and in the manner set forth in the Private Label Credit Card Access and Monitoring Agreement, copies of all such reports, summaries and other documents and other information required pursuant to such agreement;

(o)           promptly upon the consummation of the transactions relating to the Supplemental L/C Facility or any Permitted Refinancing, copies certified by a Responsible Officer of the Borrower Representative as complete and correct of the Supplemental L/C Facility Documents or the documents relating to any Permitted Refinancing, as the case may be;

(p)           as soon as practicable, in any event at least five (5) Business Days prior thereto, any waiver, consent, amendment or permanent prepayment or permanent commitment reduction (and the amount thereof) pursuant to Term Loan B Documents (if any), Supplemental L/C Facility Documents, any documents relating to any Permitted Refinancing or any Merger Document, as the case may be;

(q)           promptly, such additional business, financial, corporate affairs, perfection certificates and other information (including, without limitation, information relating to any Private Label Credit Card) as Agent may from time to time reasonably request; and

(r)           concurrently with the delivery of each of the monthly financial statements delivered pursuant to Section 4.1, a report, in form and substance reasonably satisfactory to Agent setting forth a summary of (i) all litigation, investigations, proceedings or suspensions arising after the Closing Date which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority and (ii) all good faith, bona fide disputes (other than any initial internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists) between any Credit Party or any Subsidiary of a Credit Party and a lessor of any Real Estate described in Section 3.6(b)(i)(2).

4.3           Notices.  The Borrowers shall notify promptly Agent and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

(a)           the occurrence or existence of any Default or Event of Default;

(b)           any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)           any new dispute, litigation, investigation, proceeding or suspension arising after the Closing Date which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result in (x) Liabilities in excess of $1,000,000 (excluding amounts covered by insurance, but solely to the extent the relevant independent third party insurer has not denied coverage therfor) or (y) a Material Adverse Effect;

(d)           the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more (excluding amounts covered by insurance, but solely to the extent the relevant independent third party insurer has not denied coverage therfor), (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or  any other Loan Document;

(e)           (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law that would reasonably be expected to result in any Material Environmental Liability, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) or (C) would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that either (x) any Collateral included in the calculation of the Borrowing Base is subject to any Lien or (y) any other property of any Credit Party is subject to any material Lien, in each case, in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f)           (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, and (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto;

(g)           any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h)           any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i)           any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)           the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by the Company of Stock or Stock Equivalent not requiring a mandatory prepayment hereunder);

(k)           (i) the creation, or filing with the IRS or any other Governmental Authority, of any material Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate, (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, (iii) any notice of an assessment of any tax liabilities in excess of $250,000 received by any Borrower or any Subsidiary from the IRS or any other Governmental Authority, together with copies of any documents relating to such assessment or (iv) the entering into by any Borrower or any Subsidiary of any settlement or other agreement with respect to any tax liabilities, together with copies of all documents relating thereto;

(l)            any “default” or “event of default” under any Term Loan B Documents, Supplemental L/C Facility Documents, any documents relating to any Permitted Refinancing or any Merger Document, as the case may be;

(m)           any notice of default (in respect of a default which has not been cured prior to the receipt of such notice) under any Real Estate lease or any lease guaranteed by any Credit Party, including a description of such default, the Real Estate affected thereby and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof; and

(n)           any notices or acknowledgements of financing statements or other Lien filings received by the Borrowers or their Subsidiaries as provided in Section 4.16, together with a copy of any such financing statement or Lien filing.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower Representative, on behalf of the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time.  Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4           Preservation of Corporate Existence, Etc.  Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           preserve and maintain in full force and effect its organizational existence under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrowers’ Subsidiaries, in connection with transactions permitted by Section 5.3;

(b)           preserve and maintain in full force and effect (i) its good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, and (ii) all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (x) in the case of this clause (ii), in connection with any sale of assets permitted by Section 5.2) and (ii) in each case, in connection with transactions permitted by Section 5.3 and or except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)           use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(d)           preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and comply in all material respects with the terms of its material IP Licenses.

4.5           Maintenance of Property.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6           Insurance.

(a)           Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance), with insurance companies or associations (in each case that are not Affiliates of the Borrowers) having a financial strength rating of A or better, and a financial size category of IX or better, from A.M. Best Company, of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any property or business of any Credit Party to name Agent as additional insured or loss payee, as appropriate.  All policies of insurance on real and personal property of the Credit Parties will contain an endorsement showing loss payable to Agent and extra expense and business interruption endorsements in form and substance reasonably acceptable to Agent.  Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b)           Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties.  Agent shall endeavor to provide prompt notice to the Borrower Representative if Agent shall elect to purchase insurance pursuant to this Section 4.6(b); provided that Agent shall have no liability to any Credit Party for the failure to provide any such notice. This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property.  The Credit Parties may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement.  If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including any charges, fees and expenses incurred by Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance shall be added to the Obligations and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans and the default rate under subsection 1.3(c), and shall be due and payable upon demand of the Agent.  The costs of the insurance may be more than the cost of insurance the Credit Parties may be able to obtain on their own.

4.7           Payment of Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed:

(a)           (i) all tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and (ii) all Liabilities (including tax liabilities, assessments and governmental charges or levies upon it or its Property) under any settlement agreement, payment plan or other similar Contractual Obligation or agreement entered into in connection with any of the matters specified in Schedule 3.10 between any Credit Party or Subsidiary of a Credit Party and any Governmental Authority.

(b)           all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)           all Indebtedness (other than immaterial Indebtedness (x) not exceeding $1,000,000 in the aggregate and (y) the failure to so pay or perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect), as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d)           all obligations under any Contractual Obligation to which such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where (x) such obligations are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained by such Person or (y) the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8           Compliance with Laws.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9           Inspection of Property and Books and Records.

(a)           Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in material conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.

(b)           Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (i) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (ii) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable in its reasonable judgment, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse Agent for the reasonable expenses for (A) three (3) such field examinations, audits and inspections in any twelve consecutive month period, in the event that (x) no Event of Default has occurred and is continuing and (y) Availability shall not have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, (B) four (4) such field examinations, audits and inspections in any twelve consecutive month period, in the event that Availability shall have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, and (C) all field examinations, audits and inspections conducted during the occurrence and continuance of an Event of Default.  Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

(c)           Each Credit Party shall, and shall cause each of its Subsidiaries to, permit Agent and any of its Related Persons from time to time, subject (except when a Default or Event of Default exists) to reasonable notice, to discuss with its officers, employees, agents, advisors and independent accountants such Person’s business, financial condition, assets (including Inventory, Credit Card Receivables and Private Label Credit Card programs), prospects and results of operations, and each such officer, employee, agent, advisor and independent accountant is hereby authorized and instructed to discuss and cooperate with Agent or such Related Person regarding the same.

(d)           The Credit Parties shall, and shall cause its Subsidiaries to, comply with the Private Label Credit Card Access and Monitoring Agreement and the PLCC Certificate.

4.10           Use of Proceeds.  The Borrowers shall use the proceeds of the Loans solely as follows: (a) on the Closing Date, solely to the extent that (i) all Merger Capital and all proceeds of the Term Loan B (if any) shall have been used to repay AEON Debt (including, for the avoidance of doubt, the AEON Revolver Facility) and all Transaction Expenses in the manner specified in Section 2.1(b) and (ii) the aggregate amount of such Merger Capital and the Term Loan B (if any) is insufficient to pay in full the AEON Revolver Facility or any Transaction Expenses, then, subject to the limitations set forth herein, to pay such excess AEON Revolver Facility and/or Transaction Expenses and (b) after the Closing Date, for working capital, capital expenditures and other lawful general corporate purposes that, in each case, do not violate the terms of the Loan Documents.

4.11          Cash Management Systems.

(a)           Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “full” cash dominion with respect to each Control Account, securities, commodity or similar account (including, without limitation, any lockbox or similar arrangements) maintained by such Person as of or after the Closing Date.  Credit Parties shall (except solely to the extent the failure to do so shall have either (i) not resulted from any act or omission of any Credit Party or (ii) resulted from the isolated failure by any employee of any Credit Party to comply with the formal cash management procedures of the Credit Parties not affecting more than ten (10) Stores at any time, in any case, so long as any such failure shall not be material in any respect):

(A)           cause (1) all cash payments received by them at any Store (other than petty cash maintained in Store cash registers to facilitate point of sale transactions, consistent with past practices) to either (I) be delivered, no less frequently than one (1) time each calendar week, into the possession of an Approved Armored Car Carrier for deposit into a Control Account or Local Deposit Account, provided that until such time as such cash payments shall be delivered into the possession of an Approved Armored Car Carrier, such cash payments shall (x) within one Business Day after the receipt thereof, be maintained in a safe located at a Store in accordance with past practices and (y) thereafter, shall not be used to service any petty cash or Store expense reimbursement needs, (II) be deposited into a Control Account or Local Deposit Account within one (1) Business Day after the receipt thereof (other than such payments as may be inadvertently misdirected or mis-delivered, which payments shall be promptly deposited in accordance with this Section upon the correction of any such error) or (III) be mailed, no less frequently than two (2) times each calendar week, directly to the bank at which a Control Account or Local Deposit Account is maintained for deposit into such Control Account or Local Deposit Account, and (2) all other payments received at any Store (including, without limitation, all checks, drafts or other similar items of payment) to be deposited into a Control Account or Local Deposit Account within one (1) Business Day after the receipt thereof (it being understood that, in the case of checks, drafts and other similar items of payment that are deposited electronically, such items may be delivered into the possession of an Approved Armored Car Carrier together with any cash pursuant to clause (i)(A)(1) above);

(B)           establish lockboxes subject to Control Agreements and direct all Account Debtors (other than in connection with delinquent collection efforts, pursuant to which the applicable Account Debtors shall be directed to remit payment directly to the Credit Parties’ chief executive office) to remit all payments directly to those lockboxes; and

(C)           cause all funds in local store deposit accounts which do not constitute Control Accounts (“Local Deposit Accounts”) to be transferred on a daily basis to a Control Account that is subject to a Control Agreement.

(b)           [Intentionally Omitted].

(c)           Each Control Agreement shall provide, among other things, that (i) the depository, securities intermediary or commodities intermediary executing such agreement has no rights of setoff or recoupment or any other claim against such account, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment (except as Agent may otherwise agree in writing), and (ii) from and after the Closing Date, except for cash and Cash Equivalents maintained by the Credit Parties pursuant to Section 5.22,  all amounts received in any Control Account shall be swept daily into the Collection Account or another Control Account which is swept daily into the Collection Account.

(d)           All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10(a) and shall be applied (and allocated) by Agent in accordance with Section 1.10(c)(i) or Section 1.10(c)(ii), as the case may be.  In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(e)           Credit Parties may amend Schedule 3.22 to add or replace any deposit account or other account; provided, that (i) Agent shall have consented in writing (such consent not be unreasonably withheld) in advance to the opening of such account with the relevant depository, securities intermediary or commodities intermediary and (ii) with respect to any additional or replacement Control Account, securities account, or commodities account, except as Agent may otherwise agree in writing, prior to the time of the opening of such account, the applicable Credit Party and the applicable depository, securities intermediary or commodities intermediary shall have executed and delivered to Agent a Control Agreement.

(f)           Credit Parties shall close any of their respective accounts (and establish replacement accounts in accordance with clause (d) hereof) promptly and in any event within thirty (30) days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within one-hundred and twenty (120) days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the depository, securities intermediary or commodities intermediary holding such accounts or Agent’s liability under any Control Agreement with such depository, securities intermediary or commodities intermediary is no longer acceptable in Agent’s reasonable judgment.

(g)           Upon Agent’s request, each Borrower shall use its commercially reasonable efforts to cause each depository with which it maintains any Local Deposit Account to promptly enter into a Control Agreement with respect to such Local Deposit Accounts maintained at such depository and if such Control Agreement cannot be obtained, the Agent may require the Credit Parties to close such Local Deposit Accounts and transfer all funds therein to a Control Account subject to a Control Agreement at a financial institution reasonably satisfactory to the Agent.

4.12          Leases.  Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except for such payments or other obligations that (a) relate to closed Stores (including, without limitation, Stores owned by the J. Jill Entities) where no Collateral included in the calculation of the Borrowing Base most recently delivered by the Borrower Representative to the Agent is or may be located or (b)(i) are either (1) being contested in good faith by appropriate proceedings or (2) the subject of a good faith, bona fide dispute related to the leased premises (including such payments and such obligations that are the subject of an earnest internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists with respect to such payments and such obligations) consistent with the practices of the Borrowers and their Subsidiaries on the Closing Date, provided that, in the case of this clause (2), upon receipt of any notice of default under the applicable lease, the applicable Credit Party or Subsidiary of a Credit Party shall promptly pay and perform its obligations under such lease, irrespective of whether the bona fide dispute is then continuing, except solely to the extent that (A) the continued failure to so pay or perform in connection with such good faith, bona fide dispute could not reasonably be expected to result in the termination of any such lease (provided that such Credit Party or such Subsidiary of a Credit Party shall promptly at the time the continued failure to so pay or perform could reasonably be expected to result in the termination of any such lease, either (x) commence a proceeding pursuant to clause (b)(i)(1) above, which proceeding shall seek to stay any such termination and such relief shall have been granted by the relevant court, or (y) deem the applicable Store subject to such lease a closed Store pursuant to clause (a) above (it being agreed that all Collateral located at such store shall be promptly excluded from the calculation of the Borrowing Base and the Borrowers shall deliver an updated Borrowing Base Certificate to the Agent demonstrating the exclusion of such Collateral)) and (B) the failure to so pay or perform under such lease, individually or in the aggregate with all other leases which are the subject of a bona fide dispute, could not reasonably be expected to result in a Material Adverse Effect, and (ii) in any case, for which adequate reserves in accordance with GAAP are being maintained by such Person.

4.13          Further Assurances.

(a)           Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)           Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document (including, without limitation, by conducting such searches under the Uniform Commercial Code in any jurisdiction, at such times (including periodic intervals), as Agent may reasonably require or request).  Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and other than Excluded Subsidiaries) and, to the extent no 956 Impact exists, Foreign Subsidiaries, and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such guaranty.  Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and other than Excluded Subsidiaries) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and other than Excluded Subsidiaries) and First Tier Foreign Subsidiaries (provided that with respect to any First Tier Foreign Subsidiary, if a 956 Impact exists such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents) and to the extent no 956 Impact exists, each of its Foreign Subsidiaries to pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations.  In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.  In the event any Credit Party or any Domestic Subsidiary (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and, to the extent no 956 Impact exists, any Foreign Subsidiary, and any Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, of any Credit Party acquires any Real Estate, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (v) if requested by Agent in its reasonable judgment, an appraisal complying with FIRREA, (w) within forty-five days of receipt of notice from Agent that Real Estate is located in a Special Flood Hazard Area, Federal Flood Insurance as required by subsection 4.6(a), (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance reasonably satisfactory to Agent.  A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of two-thirds or greater of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in incremental income tax liability as a result of the application of Section 956 of the Code.  In addition to the obligations set forth in subsections 4.6(a) and 4.13(b)(w), within forty-five days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements of subsection 4.6(a).

4.14           Environmental Matters.  Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability.  Without limiting the foregoing, if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by, or Environmental Liabilities of, any Credit Party or any Subsidiary of any Credit Party that, individually or in the aggregate, could reasonably be expected to result in any Material Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request.  Such audits, assessments and reports shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.15          Merger Subsidiary.  No later than a date that is one hundred and twenty (120) days after the Closing Date, the Borrower Representative shall deliver evidence, reasonably satisfactory to Agent, of the dissolution of the Merger Subsidiary.  Until such time as the Merger Subsidiary shall have been dissolved, after giving effect to the Merger Transactions, the Merger Subsidiary shall not, and the Borrowers shall not permit the Merger Subsidiary to, engage in any business or otherwise incur any Indebtedness without the prior written consent of Agent.  All assets, if any, of the Merger Subsidiary, upon dissolution shall be distributed to a Credit Party.

4.16          Lien Searches.  Promptly following receipt of the acknowledgment copy of any financing statements filed under the Uniform Commercial Code in any jurisdiction or any other Lien filed in any filing office in any jurisdiction (other than any Liens filed by Agent), deliver to Agent completed requests for information listing such financing statement or Lien filing and all other effective financing statements or Lien filings filed in such jurisdiction that name any Credit Party as debtor, together with copies of such other financing statements or Lien filings.

ARTICLE V.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1           Limitation on Liens.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)           any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b)           any Lien created under any Loan Document;

(c)           Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, freight, quasi-freight, fisherman’s lay, wage liens or other similar Liens arising in the Ordinary Course of Business which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e)           Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds (and cash collateral with respect thereto), bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f)           Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $5,000,000;

(g)           easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h)           Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within sixty (60) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i)            Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j)            any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k)           non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(l)            Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;

(m)           Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n)           Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(o)           Liens securing Indebtedness permitted pursuant to Section 5.5(f) relating to the Term Loan B Documents; provided that such Liens are subject to, and have the priority set forth in, the Term Loan B Intercreditor Agreement in all respects; and

(p)           Liens securing Indebtedness permitted pursuant to Section 5.5(g) relating to the Supplemental L/C Facility Documents; provided that such Liens are subject to, and have the priority set forth in, the Supplemental L/C Facility Intercreditor Agreement in all respects.

5.2           Disposition of Assets.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)           dispositions to any Person other than an Affiliate of a Credit Party of (x) inventory in the Ordinary Course of Business or (y) worn-out, obsolete or surplus assets (including Real Estate) having a book value not exceeding $2,500,000 in the aggregate in any Fiscal Year, in the Ordinary Course of Business;

(b)           dispositions (other than of (i) the Stock of any Subsidiary of any Credit Party or (ii) any Credit Card Receivables or PL Credit Card Receivables of any Credit Party) not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 80% of the aggregate sales price from such disposition shall be paid in cash and (iii) the aggregate fair market value of all assets so sold by the Credit Parties and their Subsidiaries, together, shall not exceed $5,000,000 in any Fiscal Year;

(c)           dispositions of Cash Equivalents;

(d)           dispositions in connection with any Permitted Store Closure;

(e)           disposition of the assets of any Foreign Subsidiary, including the Stock thereof;

(f)           dispositions of defaulted Accounts for collection purposes for fair value, provided that such Accounts are not included in the calculation of the Borrowing Base (as reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Agent); and

(g)           transactions permitted under Section 5.1(k).

5.3           Consolidations and Mergers.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, other than the Merger Transaction, except (a) the Merger Subsidiary may merge with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary of a Borrower which is a Domestic Subsidiary and (b) upon not less than five (5) Business Days prior written notice to Agent, (i) any Subsidiary of a Borrower may merge with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary of a Borrower which is a Domestic Subsidiary, provided that such Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed, (ii) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary shall be the continuing or surviving entity, (iii) transaction permitted under Section 5.2(e) may be consummated and (iv) the Merger Subsidiary and each Excluded Subsidiary (other than TCNB) may be dissolved.

5.4           Acquisitions; Loans and Investments.  No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary of a Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)           Investments in cash and Cash Equivalents;

(b)           Investments consisting of extensions of credit (or contribution of capital) by any Credit Party to any other Credit Party; provided, that: (i) if any Credit Party executes and delivers to any other Credit Party a note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness, that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (ii) each Credit Party shall accurately record all intercompany transactions on its books and records; (iii) at the time any such intercompany loan or advance is made by any Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent; and (iv) such intercompany loans shall be on terms, including subordination terms, reasonably satisfactory to the Agent;

(c)           Investments consisting of extensions of credit by any Credit Party to any Subsidiary that is not a Credit Party (but excluding the J. Jill Entities and the Merger Subsidiary); provided, that: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Investment, (ii) in the case of any Investment in any such Subsidiary, average daily Availability shall be not less than $75,000,000 for the ninety (90) day period preceding such Investment and, on a pro forma basis, for the immediately succeeding period of twelve consecutive months after giving effect to such Investment, (iii) such Subsidiary shall execute and deliver to the applicable Credit Party a note (collectively, the “Subsidiary Intercompany Notes”) to evidence such intercompany Indebtedness, which Subsidiary Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (iv) each Credit Party and its Subsidiaries shall accurately record all intercompany transactions on its books and records; (v) at the time any such intercompany loan or advance is made by any Credit Party to any Subsidiary and after giving effect thereto, each such Subsidiary shall be Solvent; (vi) the aggregate amount of such intercompany Indebtedness owing by Subsidiaries pursuant to this clause (c) shall not exceed $12,500,000 at any one time outstanding; and (vii) Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying, and as appropriate setting forth calculations demonstrating, that the Credit Parties and their Subsidiaries have complied with each of the conditions set forth in clauses (i) through (vi) of this proviso, which certificate shall be in form and substance reasonably satisfactory to Agent;

(d)           Investments consisting of extensions of credit by any Credit Party to Talbots (Canada) Corporation; provided, that: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Investment, (ii) such Investment is made in the Ordinary Course of Business, (iii) Talbots (Canada) Corporation shall execute and deliver to the applicable Credit Party a Subsidiary Intercompany Note to evidence such intercompany Indebtedness, which Subsidiary Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (iv) each Credit Party and Talbots (Canada) Corporation shall accurately record all intercompany transactions on its books and records; (v) at the time any such intercompany loan or advance is made by any Credit Party to Talbots (Canada) Corporation and after giving effect thereto, Talbots (Canada) Corporation shall be Solvent; (vi) the aggregate amount of such intercompany Indebtedness owing by Talbots (Canada) Corporation pursuant to this clause (d) shall not exceed $10,000,000 at any one time outstanding; and (vii) Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying, and as appropriate setting forth calculations demonstrating, that the Credit Parties and their Subsidiaries have complied with each of the conditions set forth in clauses (i) through (vi) of this proviso, which certificate shall be in form and substance reasonably satisfactory to Agent; provided, further, that Investments consisting of extensions of credit by any Credit Party to Talbots (Canada) Corporation that are existing as of the Closing Date and which are set forth in Schedule 5.4 may be re-characterized as an equity contribution to, and converted into Stock of, Talbots (Canada) Corporation;

(e)           Investments consisting of extensions of credit by any Subsidiary of a Borrower that is not a Credit Party to any Credit Party; provided, that: (i) each Credit Party and its Subsidiaries shall accurately record all intercompany transactions on its books and records; and (ii) such intercompany loans shall be subordinated to the Obligations as evidenced by a subordination agreement in form and substance reasonably satisfactory to Agent and shall otherwise be on terms, reasonably satisfactory to the Agent; provided, further, that Investments consisting of extensions of credit by Talbots (Canada) Corporation to any Credit Party that are existing as of the Closing Date and which are set forth in Schedule 5.4 may be re-characterized as an equity contribution to such Credit Party;

(f)           Investments by Subsidiaries of the Borrowers that are not Credit Parties in other Subsidiaries that are not Credit Parties;

(g)           Investments consisting of creation of a new Subsidiary; provided that such new Subsidiary shall (i) be added as a Credit Party to this Agreement in a manner acceptable to the Agent and (ii) comply with the requirements set forth in Section 4.13(b);

(h)           Investments consisting of the Minimum TCNB Deposit;

(i)           Investments necessary to satisfy TCNB’s obligations as a national bank pursuant to Requirements of Law, including the Community Reinvestment Act of 1977, to support low and moderate income consumers, consisting of loans made by TCNB through Access Capital Strategies (which amount as of the date hereof is approximately $250,000);

(j)             Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2(b);

(k)            Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(l)             Investments existing on the Closing Date and set forth in Schedule 5.4;

(m)           Investments in the J. Jill Entities in connection with the satisfaction of Contingent Obligations permitted under Section 5.9(i), provided that the aggregate proceeds of all such Investments shall be used solely to pay and satisfy such Contingent Obligations;

(n)            loans or advances to employees permitted under Section 5.6;

(o)            Investments consisting of any transactions permitted under Section 5.3; and

(p)            Investments consisting of extensions of credit by any Credit Party to TCNB; provided, that: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Investment, (ii) such Investment is made in the Ordinary Course of Business, (iii) TCNB shall execute and deliver to the applicable Credit Party a Subsidiary Intercompany Note to evidence such intercompany Indebtedness, which Subsidiary Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (iv) each Credit Party and TCNB shall accurately record all intercompany transactions on its books and records; (v) at the time any such intercompany loan or advance is made by any Credit Party to TCNB and after giving effect thereto, TCNB shall be Solvent; (vi) the aggregate amount of such intercompany Indebtedness owing by TCNB pursuant to this clause (d) shall not exceed $2,500,000 at any one time outstanding; and (vii) Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying, and as appropriate setting forth calculations demonstrating, that the Credit Parties and their Subsidiaries have complied with each of the conditions set forth in clauses (i) through (vi) of this proviso, which certificate shall be in form and substance reasonably satisfactory to Agent.

5.5           Limitation on Indebtedness.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)           the Obligations;

(b)            Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c)            Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d)           Indebtedness not to exceed $15,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof;

(e)            unsecured intercompany Indebtedness permitted pursuant to subsections 5.4(b), 5.4(c), 5.4(d), 5.4(e) and 5.4(f);

(f)            Indebtedness under the Term Loan B Documents in an aggregate principal amount not to exceed $50,000,000 minus the aggregate amount of principal repayments made in respect thereof, and including Permitted Refinancings thereof; provided, however, that (i) the final maturity of such Indebtedness shall not occur prior to the date set forth in clause (a) of the definition of Revolving Termination Date, (ii) there shall be no scheduled amortization or mandatory prepayments or mandatory repayments of such Indebtedness prior to the date set forth in clause (a) of the definition of Revolving Termination Date, (iii) both before and after giving effect to the Term Loan B Documents, no Default or Event of Default shall exist, (iv) the Term Loan B Documents shall be in form and substance, and the Term Loan B shall be on terms and conditions, reasonably satisfactory to the Agent and the Required Lenders, (v) the terms and conditions of the Term Loan B Intercreditor Agreement shall be reasonably acceptable to the Agent and the Required Lenders and the Term Loan B Intercreditor Agreement shall be in full force and effect and (vi) prior to the consummation of any Term Loan B transaction, Agent shall have received an officer’s certificate (in form and substance reasonably satisfactory to Agent) from a Responsible Officer of the Borrower Representative certifying that the conditions set forth in this clause (f) are satisfied;

(g)           Indebtedness under the Supplemental L/C Facility Documents in an aggregate principal amount not to exceed $25,000,000 or such greater amount reasonably acceptable to the Agent and the Required Lenders, and including Permitted Refinancings thereof; provided, however, that (i) both before and after giving effect to the Supplemental L/C Facility Documents, no Default or Event of Default shall exist, (ii) the Supplemental L/C Facility Documents shall be in form and substance, and the Supplemental L/C Facility shall be on terms and conditions, reasonably satisfactory to the Agent and the Required Lenders, (iii) the terms and conditions of the Supplemental L/C Facility Intercreditor Agreement shall be reasonably acceptable to the Agent and the Required Lenders and the Supplemental L/C Facility Intercreditor Agreement shall be in full force and effect and (iv) prior to the consummation of any Supplemental L/C Facility transaction, Agent shall have received an officer’s certificate (in form and substance reasonably satisfactory to Agent) from a Responsible Officer of the Borrower Representative certifying that the conditions set forth in this clause (g) are satisfied; and

(h)           other unsecured Indebtedness not exceeding $10,000,000 in the aggregate at any time outstanding owing to Persons that are not (i) Affiliates of the Credit Parties or (ii) AEON or any AEON Affiliates.

5.6           Employee Loans and Transactions with Affiliates.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:

(a)           as expressly permitted by this Agreement; or

(b)           in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Borrower or such Subsidiary;

(c)           in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms, procuring directors and officers liability insurance policies;

(d)           in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms, transactions made in connection with employee benefit plans;

(e)            loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $2,500,000 in the aggregate outstanding at any time;

(f)            the Merger Transaction; and

(g)           non-cash loans or advances made by the Company to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of the Company.

5.7           Compensation.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to AEON or AEON Affiliates other than fees paid to any Credit Party, provided that any such fees paid by a Borrower shall only be paid to another Borrower.

5.8           Margin Stock; Use of Proceeds.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9           Contingent Obligations.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)           endorsements for collection or deposit in the Ordinary Course of Business;

(b)           Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c)           Contingent Obligations of the Credit Parties and their Subsidiaries (other than Contingent Obligations relating to the J. Jill Sale, which Contingent Obligations are set forth on Schedule 5.9(i)) existing as of the Closing Date and listed in Schedule 5.9(c), including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)           Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)           Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder, (ii) purchasers in connection with dispositions permitted under subsection 5.2(b) and (iii) vendors in connection with contracts entered into in the Ordinary Course of Business;

(f)           Contingent Obligations arising under guarantees made in the Ordinary Course of Business with respect to obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such Contingent Obligation shall be subordinated to the same extent;

(g)           Contingent Obligations relating to the reimbursement of, or payment of fees or interest to, Li & Fung, Ltd. or its Affiliates in connection with any letter of credit or payment made by such Person for the benefit of any Credit Party on account of the shipment or purchase of Inventory in the Ordinary Course of Business;

(h)           Contingent Obligations consisting of repurchase obligations of the Credit Parties and their Subsidiaries incurred in the Ordinary Course of Business in connection with any required advance purchase by any manufacturer, of fabric, trim or other raw materials that are not utilized in the production of Inventory;

(i)             Contingent Obligations set forth on Schedule 5.9(i) (which schedule shall identify the obligator in respect thereof) arising pursuant to, or in connection with, the J. Jill Sale;

(j)             Contingent Obligations arising with respect to customary indemnification obligations in respect of chargebacks in favor of any credit card issuer or processor under any Credit Card Agreements; and

(k)            Contingent Obligations arising in connection with the Supplemental L/C Facility;

(l)             Contingent Obligations arising under Letters of Credit; and

(m)           other Contingent Obligations not exceeding $5,000,000 in the aggregate at any time outstanding.

5.10           Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $1,000,000.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

5.11           Restricted Payments.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any other Credit Party and a Foreign Subsidiary may pay dividends to any other Foreign Subsidiary, and except that:

(a)           the Company may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents;

(b)           the Company may purchase Stock or Stock Equivalents from its employees upon demand by any such employee in connection with the satisfaction of his or her tax withholding obligations pursuant to employee benefit plans, provided that (x) the aggregate amount of all such Restricted Payments in any fiscal year shall not exceed $5,000,000 and (y) no Default or Event of Default has occurred and is continuing or would arise as a result of any such Restricted Payment; and

(c)           the Borrowers may redeem from officers, directors and employees Stock and Stock Equivalents, provided that all of the following conditions are satisfied and Agent shall have received a certificate of a Responsible Officer of the Borrower Representative:

(i)            certifying that no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment; and

(ii)           certifying and attaching calculations demonstrating that average daily Availability shall be not less than $75,000,000 for the ninety (90) day period preceding such Restricted Payment and, on a pro forma basis, for the immediately succeeding period of twelve consecutive months after giving effect to such Restricted Payment.

5.12           Change in Business.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Credit Parties and their Subsidiaries on the date hereof or any business substantially related and incidental thereto.

5.13           Change in Structure.  Except as expressly permitted under Sections 5.2(e), 5.3, 5.4(f), 5.4(g) and 5.11 or solely in connection with the re-characterization, as a equity contribution or the conversion to Stock of existing Investments consisting of extensions of credit by (x) any Credit Party to Talbots (Canada) Corporation or (y) Talbots (Canada) Corporation to any Credit Party, in each case, as permitted under Sections 5.4(d) and (e), no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents (other than common Stock or common Stock Equivalents of the Company) or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders; provided that the Credit Parties shall be permitted to issue Stock of the Company pursuant to the Equity Plan.

5.14           Changes in Accounting, Name or Jurisdiction of Organization.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters or Fiscal Months of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least thirty (30) days’ prior written notice to Agent.

5.15           Amendments to Subordinated Indebtedness.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Subordinated Indebtedness not subject to the Subordination Agreement, if the effect of such change or amendment is to: (A) increase the interest rate on such Indebtedness; (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, Agent or Lenders.

5.16           No Negative Pledges.

(a)           No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to a Borrower or any Credit Party.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h), (i), (o) or (p), provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Liens.

(b)           No Credit Party shall issue any Stock or Stock Equivalents (i) if such issuance would result in an Event of Default under subsection 7.1(k) and (ii) unless such Stock and Stock Equivalents (other than Stock and Stock Equivalents issued by the Company and any Excluded Equity Issuance) are pledged to Agent, for the benefit of the Secured Parties, as security for the Obligations pursuant in accordance with the terms of the Guaranty and Security Agreement.

5.17           OFAC; Patriot Act.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with any of the requirements set forth in Section 3.28.

5.18           Sale-Leasebacks.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19           Hazardous Materials.  Except as could not reasonably be expected to result in Material Environmental Liabilities, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise materially adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20           Prepayments of Other Indebtedness.  No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, provided that any payment or prepayment of any Term Loan B Obligations pursuant this clause (b) shall be limited to and made solely with the net cash proceeds received by any Credit Party from the sale or other disposition of Second Priority Collateral in a transaction permitted hereunder, (c) the Term Loan B Obligations, provided that (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such payment, (ii) the average daily Availability (on a pro forma basis after giving effect to such payment) shall be not less than $75,000,000 for (x) the ninety (90) day period preceding such Restricted Payment and (y) for the immediately succeeding period of twelve consecutive months following the date of such payment and (iii) Agent shall have received a certificate, in form and substance reasonably satisfactory to Agent, of a Responsible Officer of the Borrower Representative certifying that the conditions set forth in clauses (i) and (ii) are satisfied and attaching supporting calculations demonstrating the same; (d) a Permitted Refinancing of Indebtedness permitted under subsection 5.5(c), (d), (f) or (g), (d) prepayment of intercompany Indebtedness to Credit Parties, (e) Indebtedness permitted under subsection 5.5(g), (h) or (i) and (f) in connection with the re-characterization, as a contribution to equity, or the conversion to Stock of existing Investments consisting of extensions of credit by (x) any Credit Party to Talbots (Canada) Corporation or (y) Talbots (Canada) Corporation to any Credit Party, in each case, as permitted under Sections 5.4(d) and (e).

5.21           Amendments or Waivers of Term Loan B Credit Documents, the Supplemental L/C Facility Documents and Merger Documents.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of any of its material rights under, the Term Loan B Credit Documents, the Supplemental L/C Facility Documents or any Permitted Refinancings thereof, if such amendment, restatement, supplement or other modification to, or waiver of material rights, would be adverse in any material respect to the interests of the Lenders, without obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of any Merger Document, without obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver.

5.22           Cash Accumulation.  No Credit Party shall permit cash and Cash Equivalents in an aggregate amount in excess of $10,000,000 (other than (i) Supplemental L/C Facility Cash Collateral, (ii) cash necessary for the Credit Parties to satisfy the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities, (iii) the Minimum TCNB Deposit, (iv) the J. Jill Contingent Obligation Deposit, (v) cash deposits in an amount not to exceed $9,500,000 maintained with insurers in respect of casualty insurance programs of the Credit Parties and their Subsidiaries in accordance with, and in a minimum amounts necessary to satisfy requirements under high deductible casualty insurance programs maintained in the Ordinary Course of Business, and (vi) cash necessary to cash collateralize customs bonds in the Ordinary Course of Business in an amount not to exceed $8,500,000 at any time (or such greater amount required pursuant to any Requirement of Law)) to accumulate and be maintained in deposit, securities, commodity or similar account of the Credit Parties; provided that any such accumulated amounts shall be maintained in accounts subject to a Control Agreement; and provided, however, that the Credit Parties’ obligations under this Section 5.22 shall be suspended if, and for so long as, there are no Loans outstanding.

5.23           No Commingling of Funds, Etc.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, (i) apply any proceeds from the Loans to the repayment of the AEON Debt (other than the AEON Revolver Facility on the Closing Date in accordance with the limitations set forth in this Agreement) or (ii) commingle proceeds from any Loans with any of the proceeds of any Merger Capital or the Term Loan B.

5.24           Private Label Credit Card Agreements.  No Credit Party shall, and no Credit Party shall permit any Subsidiary to, amend, restate, supplement or otherwise modify, or waive any rights under, or terminate any of the Private Label Credit Card Agreements, in each case in a manner adverse to Agent or any other Secured Party, except as required pursuant to any Requirement of Law (it being understood that any such adverse change shall be promptly disclosed to Agent and thereafter Agent shall have the right to exclude the relevant Eligible PL Credit Card Accounts or to provide for appropriate Reserves in its Permitted Discretion for Eligible PL Credit Card Accounts to the extent necessary to account for such adverse change).

5.25           J. Jill Entities; Merger Subsidiary.  No Credit Party shall permit any J. Jill Entity or the Merger Subsidiary to engage in any business or activity other than (a) solely in the case of the J. Jill Entities, maintaining, satisfying or otherwise terminating each of its leases existing as of the date hereof, (b) solely in the case of the Merger Subsidiary, consummating the Merger Transaction, (c) subject to Sections 4.15 and 5.3, maintaining its corporate existence, (d) participating in tax, accounting and other administrative activities as a Subsidiary of a consolidated group of companies, including the Credit Parties, and (e) activities substantially incidental to the businesses or activities described in clauses (a) through (d) of this Section.

ARTICLE VI.
[INTENTIONALLY OMITTED]

ARTICLE VII.
EVENTS OF DEFAULT

7.1           Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)           Representation or Warranty.  Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(c)           Specific Defaults.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of subsections 4.3(a), 4.4(a), 4.7(a)(ii) or 9.10(d), Sections 4.1, 4.2 (other than subsections 4.2(a), 4.2(c), 4.2(h), 4.2(j), 4.2(l), 4.2(o), 4.2(p), 4.2(q) and 4.2(r)), 4.6, 4.9 (other than subsection 4.9(a)), 4.10, or 4.11 (other than subsections 4.11(c)(i), 4.11(d), 4.11(e) and 4.11(g)) or Article V;

(d)           Other Defaults.  Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of (x) fifteen (15) days, in the case of a covenant or agreement contained in Section 4.3 (other than subsections 4.3(a)) or Section 4.2(h) of this Agreement or (z) thirty (30) days, in the case of any other covenant or agreement, after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower Representative by Agent or Required Lenders;

(e)           Cross-Default.  Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)           Insolvency; Voluntary Proceedings.  A Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course, except in connection with a transaction permitted under Section 5.3; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party (other than either of the J. Jill Entities), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties with a value in excess of $10,000,000 individually or in the aggregate and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party (other than either of the J. Jill Entities) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party (other than either of the J. Jill Entities) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)           Monetary Judgments.  One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $10,000,000 or more (net of insurance coverage provided by a carrier and for which liability has been acknowledged in writing by such carrier), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(i)            Non-Monetary Judgments.  One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j)            Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens;

(k)            Ownership.  A Change in Control shall occur;

(l)            Invalidity of Subordination Provisions.  The subordination provisions of the Subordination Agreement or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(m)           Term Loan B Documents and Supplemental L/C Facility Documents. Any default or breach of any condition or covenant, or any other event shall occur or condition shall exist, under the Term Loan B Documents or the Supplemental L/C Facility Documents or any instrument relating to any such Indebtedness, if the effect of such event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or

(n)           Invalidity of Term Loan B Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement.  Any of the Term Loan B Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with its terms), or any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason, shall not have the priority contemplated by the Term Loan B Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement, as the case may be.

7.2           Remedies.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a)           declare all or any portion of the Revolving Loan Commitment of each Lender to make Loans or of each L/C Issuer to issue Letters of Credit to be suspended or terminated, whereupon such Revolving Loan Commitments shall forthwith be suspended or terminated;

(b)           declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of each L/C Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or any L/C Issuer.  On the Revolving Termination Date, any Lender may terminate its and its Affiliates’ Bank Products in accordance with the documents governing such Bank Products.

7.3           Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4           Cash Collateral for Letters of Credit.  If an Event of Default has occurred and is continuing, this Agreement (or the Aggregate Revolving Loan Commitment) shall be terminated for any reason, or if any Letters of Credit remain outstanding for any reason whatsoever after the Revolving Termination Date or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the Borrowers shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuers, Agent and the Lenders entitled thereto, an amount of cash equal to 107% of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations.  Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ Obligations.  The remaining balance of the cash collateral will be returned to the Borrowers when all Letters of Credit have been terminated or discharged, the Aggregate Revolving Loan Commitments have been terminated and all Obligations have been indefeasibly paid in full in cash.

ARTICLE VIII.
THE AGENT

8.1           Appointment and Duties.

(a)           Appointment of Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2           Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3           Use of Discretion.

(a)           Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(b)           Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

8.4           Delegation of Rights and Duties.  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5           Reliance and Liability.

(a)           Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)           None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and each of the Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)           shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)          shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)         makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)        shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower Representative, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)           Each Lender and L/C Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that it shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender and L/C Issuer further acknowledges that any Agent Report (i) is provided to the Lenders and L/C Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or L/C Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)           Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or L/C Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or L/C Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or L/C Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or L/C Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer arising out of such Lender’s or L/C Issuer’s access to any Agent Report or any discussion of its contents.

8.6           Agent Individually.  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Lender or as one of the Required Lenders, respectively.

8.7           Lender Credit Decision.

(a)           Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b)           If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties.  Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8           Expenses; Indemnities; Withholding.

(a)           Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)           To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9           Resignation of Agent or L/C Issuer.

(a)           Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower Representative not less than 30 days prior to the effective date of such resignation set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)           Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c)           Any L/C Issuer may refuse to issue a Letter of Credit in its sole discretion.

8.10           Release of Collateral or Guarantors.  Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)           any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)           any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h), 5.1(i), 5.1(o) or 5.1(p), and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable (or, as an alternative with respect to Obligations arising under Secured Rate Contracts, other arrangements acceptable to the holder of such Obligations are made), (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11           Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(b)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

8.12           Documentation Agent and Syndication Agent.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent and Syndication Agent shall not have any duties or responsibilities, nor shall the Documentation Agent and Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent and Syndication Agent.  At any time that any Lender serving (or whose Affiliate is serving) as Documentation Agent and/or Syndication Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and the Revolving Loan Commitment, such Lender (or an Affiliate of such Lender acting as Documentation Agent or Syndication Agent) shall be deemed to have concurrently resigned as such Documentation Agent and/or Syndication Agent.

8.13           Intercreditor Agreements.  The Lenders hereby irrevocably authorize the Agent to enter into the Term Loan B Intercreditor Agreement and the Supplemental L/C Facility Intercreditor Agreement, in each case, upon the Required Lenders’ approval of the terms thereof, and agree to be bound by the provisions of the Term Loan B Intercreditor Agreement and the Supplemental L/C Facility Intercreditor Agreement.

8.14           Information Regarding Bank Products and Secured Rate Contracts.  Each Lender agrees that, upon the reasonable request of the Agent, it shall from time to time provide the Agent with updated information regarding the Bank Product Amounts or obligations under Secured Rate Contracts in order facilitate the Agent’s administration of the credit facilities hereunder (it being understood that upon the failure of any Lender or any Affiliate of a Lender to provide such information, the Agent may, in its discretion, exclude the Bank Product Amounts or obligations under Secured Rate Contracts of such Lender or such Affiliate from the “Obligations” and from distributions under Section 1.10(c)(ii)).

ARTICLE IX.
MISCELLANEOUS

9.1           Amendments and Waivers.

(a)           No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i)           increase or extend the Revolving Loan Commitment of any Lender (or reinstate any Revolving Loan Commitment terminated pursuant to subsection 7.2(a));

(ii)          postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than under subsection 1.8(a)) may be postponed, delayed, waived or modified with the consent of Required Lenders);

(iii)         reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv)        amend this Section 9.1 or the definitions of Required Lenders or any provision providing for consent or other action by all Lenders or change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v)          (A) amend the definition of “Second Priority Collateral” in a manner adverse to the Lenders or (B) amend Section 1.10(c) in any manner that would alter the order of treatment or the pro rata sharing of payments required thereby; or

(vi)         discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and (vi).

(b)           No amendment, waiver or consent shall, unless in writing and signed by Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, the Swingline Lender or the L/C Issuer, as applicable, under this Agreement or any other Loan Document.  No amendment, modification or waiver of this Agreement or any Loan Document altering the order of treatment of Obligations arising under Secured Rate Contracts in a manner adverse to any Secured Swap Provider or otherwise resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.

(c)           No amendment or waiver shall amend or waive compliance with any condition precedent to the obligations of Lenders to make any Revolving Loan in Section 2.2, unless the same shall be in writing and signed by Agent, each Lender and each L/C Issuer (or by Agent with the consent of each Lender and each L/C Issuer).

(d)           No amendment or waiver shall amend or modify the definitions of Eligible Credit Card Accounts, Eligible PL Credit Card Accounts, Eligible Inventory, Eligible In-Transit Inventory, Availability Block or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Revolving Loan unless the same shall be in writing and signed by Agent and all Lenders (or by Agent with the consent of all Lenders).

(e)           Notwithstanding anything to the contrary contained in this Section 9.1, (w) Borrowers may amend Schedules 3.16, 3.19 and 3.21 upon notice to Agent, (x) Borrowers may amend Schedules 3.22, provided that the Borrowers shall have complied with the requirements set forth in Section 4.11, (y) Agent may amend Schedule 1.1(a) to reflect Sales entered into pursuant to Section 9.9, and (z) Agent and Borrowers may amend or modify this Agreement and any other Loan Document to grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Credit Card Receivables, PL Credit Card Receivables or Inventory of such Person shall be included as Eligible Credit Card Accounts, Eligible PL Credit Card Accounts, Eligible Inventory or Eligible In-Transit Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.

9.2           Notices.

(a)           Addresses.  All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrowers, Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower Representative and Agent.  Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.

(b)           Effectiveness.  (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii)           The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)           Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3           Electronic Transmissions.

(a)           Authorization.  Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)           Signatures.  Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)           Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d)           LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each of each Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5           Costs and Expenses.  Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Borrowers agree to pay or reimburse upon demand (a) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, Collateral audits and appraisals, background checks and similar expenses, (b) subject to the limitations set forth in Sections 4.2(m) and 4.9 and any limitations set forth in the Private Label Credit Card Access and Monitoring Agreement, Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, insurance reviews, field examinations and Collateral examinations and analysis, including any analysis of any Private Label Credit Card program (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners or other advisors, at the per diem rate per individual charged by Agent or its Related Persons for its examiners and advisors), (c) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with periodic Uniform Commercial Code searches conducted by Agent and analysis of the results thereof (which shall occur no less frequently than once each calendar month or such other intervals and times as reasonably determined by Agent), (d) each of Agent, its Related Persons, each Lender and each L/C Issuer and each of their respective Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs and (e) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (d) above.

9.6           Indemnity.

(a)           Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against, subject to any express limitations set forth in this Agreement or in any other Loan Document, all Liabilities (including brokerage commissions, fees and other compensation, but excluding taxes described in Section 10.1, which shall be subject to the indemnification provisions (and any limitations thereon) set forth in such Section 10.1) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) with respect to any act, event or transaction related, contemplated in or attendant to any of the foregoing, any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of each Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)           Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Credit Party or any Subsidiary of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Subsidiary of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Subsidiary of any Credit Party or the owner, lessee or operator of any such property through any foreclosure action, in each case, except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to the applicable Credit Party or Subsidiary of a Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7           Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from a Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided, further, that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9           Assignments and Participations; Binding Effect.

(a)           Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender and the initial L/C Issuer that such Lender or L/C Issuer has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 8.9), none of any Borrower, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)           Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Revolving Loan Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person (subject to the last sentence of this Section 9.9(b)) acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, the Borrower Representative (which acceptances of the L/C Issuers and the Borrower Representative shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after written notice of a proposed sale is delivered to such L/C Issuers and Borrower Representative, as applicable); provided, however, that (w) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans, Revolving Loan Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower Representative (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, (y) interest accrued prior to and through the date of any such Sale may not be assigned, and (z) such Sales by Non-Funding Lenders shall be subject to Agent’s prior written consent in all instances.  Unless consented to by the Agent and the Required Lenders, no Lender may consummate a Sale of all or a portion of its rights and obligations hereunder to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Debt or a known Affiliate of such a holder or a holder of the Term Loan B or any known Affiliate of such holder.

(c)           Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)           Effectiveness.  Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Revolving Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)           Grant of Security Interests.  In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)           Participants and SPVs.  In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1

(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a).  No party hereto shall institute (and each Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Revolving Loan Commitments and the payment in full of the Obligations.

9.10           Non-Public Information; Confidentiality.

(a)           Non-Public Information.  Agent, each Lender and L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)           Confidential Information.  Each Lender, L/C Issuer and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower Representative’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B)

available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c)           Tombstones.  Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Credit Party’s name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to Borrower Representative for review and comment prior to the publication thereof.

(d)           Press Release and Related Matters.  No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority or any press release issued in connection therewith) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Agent is party without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital.

(e)           Distribution of Materials to Lenders and L/C Issuers.  The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f)           Material Non-Public Information.  The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation, L/C requests, Swingline requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11           Set-off; Sharing of Payments.

(a)           Right of Setoff.  Each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)           Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.  If a Non-Funding Lender or Impacted Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(b).

9.12           Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13           Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14           Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15           Independence of Provisions.  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16           Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17           No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18           Governing Law and Jurisdiction.

(a)           Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b)           Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)           Service of Process.  Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19           Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20           Entire Agreement; Release; Survival.

(a)           THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)           Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of each Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)           Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality) shall (x) survive the termination of the Revolving Loan Commitments and the payment in full of all other Obligations and (y) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21           Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22           Replacement of Lender.  Within forty-five (45) days after (or such later date as agreed to by Agent): (i) receipt by the Borrower Representative of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrowers may, at their option, notify Agent and such Affected Lender (or such defaulting or non-consenting Lender, as the case may be) of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such defaulting or non-consenting Lender, as the case may be), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrowers obtain a Replacement Lender within forty-five (45) days (or such later date as agreed to by Agent) following notice of its intention to do so, the Affected Lender (or defaulting or non-consenting Lender, as the case may be) shall sell and assign its Loans and Revolving Loan Commitments to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this

Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Borrowers or Agent may obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or an Impacted Lender at any time and without prior notice to such Non-Funding Lender or an Impacted Lender and cause its Loans and Revolving Loan Commitments to be sold and assigned at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such replaced Lender to indemnification hereunder shall survive.

9.23           Joint and Several.  Each Borrower is part of a group of affiliated Persons, and each Borrower expects to receive substantial direct and indirect benefits from the extension of the credit facility established pursuant to this Agreement.  In consideration of the foregoing, each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the liabilities, obligations, covenants and agreements of the Borrowers hereunder and under the other Loan Documents, whether now or hereafter existing or due or to become due. The obligations of the Borrowers under the Loan Documents may be enforced by the Agent and the Lenders against any Borrower or all Borrowers in any manner or order selected by the Agent or the Required Lenders in their sole discretion. Each Borrower hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement, in each case until all Obligations shall have been fully satisfied. Without limiting the foregoing provisions of this Section 9.23, each Borrower acknowledges and agrees that:

(a)           its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any other Borrower due to the existence of an insolvency proceeding involving any other Borrower;

(b)           its obligations under this Agreement are independent of the obligations of any other Borrower, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Borrower or any other Borrower is joined in any such action or actions;

(c)           it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)           any lack of validity or enforceability of this Agreement, any other Loan Document or any agreement or instrument relating hereto or thereto in respect of any other Borrower;

(ii)          any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Borrower under or in respect of this Agreement, the other Loan Documents, or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of any other Borrower;

(iii)         any change, restructuring or termination of the structure or existence of any other Borrower;

(iv)        the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other Person with respect to any obligations of the Borrowers under this Agreement or any other Loan Document;

(v)          any other circumstance (including any statute of limitations but other than the Obligations having been fully satisfied) or any existence of or reliance on any representation by any other Person that might otherwise constitute a defense available to, or a discharge of, any other Borrower; or

(vi)         the application of any Loan proceeds to, or the extension of any other credit for the benefit of, any other Borrower, any other Credit Party, or any of their Subsidiaries;

(d)           its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of any other Borrower, all as though such payment had not been made; and

(e)           it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

9.24           Creditor-Debtor Relationship.  The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25           Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE X.
TAXES, YIELD PROTECTION AND ILLEGALITY

10.1           Taxes.

(a)           Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i), (ii) and (iii) below, the “Taxes”) other than for (i) taxes measured by overall net income (however denominated, including, but not limited to, taxes imposed on or measured by the recipient’s income, and branch profits taxes), franchise taxes imposed in lieu of net income taxes and taxes based on any Secured Party’s capital, gross receipts, assets or property (or other similar taxes) in each case imposed on any Secured Party by the jurisdiction (or any political subdivision thereof) in which such Secured Party is organized, maintains its principal office or applicable Lending Office or otherwise as a result of a present or former connection between the Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below or as a result of any inaccurate or incorrect documentation or (iii) taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” (including to the extent such Persons become an assignee or transferee of a Secured Party) under this Agreement.

(b)           If any Taxes shall be required by Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent; provided, however, that no such increase shall be made with respect to, and no Credit Party shall be required to indemnify any Secured Party pursuant to clause (d) below for, (x) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” (including to the extent such Persons become an assignee or transferee of a Secured Party) under this Agreement, designates a new Lending Office or experiences a change in circumstances (other than a change in a Requirement of Law), except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, or such Secured Party was entitled at the time of designation of a new Lending Office or change in circumstances, to receive additional amounts under this clause (b) (but not in excess of the amount that the assigning Secured Party is entitled to receive under this clause (b)), (y) any United States backup withholding tax required by the Code to be withheld from amounts payable to a Secured Party that is subject to backup withholding due to (A) notified payee underreporting of reportable interest or dividend payments or other reportable payments or (B) the IRS notifying Agent or Borrower that the furnished taxpayer identification number is incorrect or (z) for the avoidance of doubt, taxes that are attributable to the failure by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below or as a result of any inaccurate or incorrect documentation.

(c)           In addition, the Credit Parties agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  The Swingline Lender may, without any need for notice, demand or consent from the Borrowers or the Borrower Representative, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the Borrowers in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  Within 30 days after the date of any payment of Other Taxes by any Credit Party, the Borrowers shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d)           The Borrowers shall reimburse and indemnify, within 30 days after receipt of written demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth in reasonable detail the calculation of amounts to be paid thereunder and delivered to the Borrower Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)           Any Secured Party claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce or eliminate any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Secured Party, be otherwise disadvantageous to such Secured Party.

(f)           (i) Each Non-U.S. Lender Party, at each of the following times, shall (v) on or prior to the Closing Date, (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent and the Borrower Representative that such Non-U.S. Lender Party is not (1) a “bank” as described in Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers as described in Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by Requirements of Law certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents with such supplementary documentation as may be prescribed by Requirements of Law to permit Borrower to determine the withholding or deduction require to be made.  Unless the Borrower Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments.

(ii)          Each U.S. Lender Party, at each of the following times, shall (v) on or prior to the Closing Date, (w) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (z) from time to time if requested by the Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax on payments pursuant to the Loan Documents) or any successor form.

(iii)         Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent and Borrower Representative.

(iv)         A Secured Party shall promptly notify each Credit Party if any form or other documentation previously submitted pursuant to this clause (f) becomes incorrect or invalid or if such Secured Party otherwise determines that it is no longer in a position to provide any previously delivered forms or documentation.

(g)           If the Credit Parties determine that a reasonable basis exists for contesting a Tax or Other Tax, each Secured Party shall, subject to maintaining the confidentiality of confidential information and preserving all applicable privileges and immunities, reasonably cooperate with the Credit Parties as the Credit Parties may reasonably request in challenging such Tax or Other Tax, provided, that the Credit Parties shall (i) pay or reimburse all reasonable costs and expenses incurred by such Secured Party or any of its Related Persons, in connection with any such contest (including, without limitation, any investigation, development, preparation or negotiation arising from such contest) and (ii) indemnify, hold harmless and defend each Secured Party and its Related Persons from and against all Liabilities that may be imposed on, incurred by or asserted against any such Person in any matter arising out of, in connection with or as a result of any such contest.

(h)           If Agent, any Lender or any L/C Issuer determines, in its sole and absolute discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 10.1, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Agent, such Lender or such L/C Issuer, as the case may be, and without interest, provided that the Borrowers, upon the request of Agent or such Lender, agrees to repay the amount paid over to any Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent, such Lender or such L/C Issuer in the event Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require Agent, such Lender or such L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person or to impose on the Agent or any Lender a duty to pursue or obtain any such refund.

(i)           The agreements in this Section 10.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

10.2           Illegality.  If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrowers through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exists.

(a)           Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)           If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower Representative may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c)           Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3           Increased Costs and Reduction of Return.

(a)           If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or of issuing or maintaining any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower Representative, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If any Lender or L/C Issuer shall have determined that:

(i)           the introduction of any Capital Adequacy Regulation;

(ii)          any change in any Capital Adequacy Regulation;

(iii)         any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)         compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

in the case of any of clauses (i) – (iv) subsequent to the date hereof, affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Loan Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that the Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the Borrower Representative, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

10.4           Funding Losses.  The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b)           the failure of the Borrowers to borrow, continue or convert a Loan after the Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)           the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 1.7;

(d)           the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)           the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5           Inability to Determine Rates.  If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrower Representative and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, the Borrower Representative may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower Representative does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower Representative, in the amount specified in the applicable notice submitted by the Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6           Reserves on LIBOR Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the Borrower Representative shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender.  If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7           Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE XI.
DEFINITIONS

11.1           Defined Terms.  The following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

“AEON” means AEON Co., Ltd., a company organized and existing under the laws of Japan.

“AEON Affiliate” means, with respect to AEON, another Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with AEON.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

“AEON Debt” means, collectively, all Indebtedness and other obligations under, in connection with or relating to (i) the AEON Revolver Facility, (ii) the AEON Term Loan Facility, (iii) the AEON USA Term Loan Facility, and (iv) any other arrangements or extensions of credit made by AEON or any of its Affiliates to the Company and its Subsidiaries.

“AEON Revolver Agreement” means that certain Secured Revolving Loan Agreement, dated as of April 10, 2009, between the Company and AEON, as amended and restated by that certain Amended and Restated Secured Revolving Loan Agreement, dated as of December 28, 2009, as further amended, restated, amended and restated, supplemented, modified, replaced or refinanced from time to time.

“AEON Revolver Documents” means the “Loan Documents” under and as defined in the AEON Revolver Agreement.

“AEON Revolver Facility” means the revolving credit facility in a principal amount of $250,000,000 provided to the Company by AEON under the AEON Revolver Documents.

“AEON Term Loan Agreement” means that certain Term Loan Facility Agreement, dated as of February 25, 2009, between the Company and AEON, as  amended by that certain First Amendment to Term Loan Facility Agreement, dated as of December 28, 2009, as further amended, restated, amended and restated, supplemented, modified, replaced or refinanced from time to time.

“AEON Term Loan Facility” means the term loan facility in a principal amount of $200,000,000 provided to the Company by AEON under the AEON Term Loan Documents.

“AEON Term Loan Documents” means the “Loan Documents” under and as defined in the AEON Term Loan Agreement.

“AEON USA” means Aeon (U.S.A.), Inc., a Delaware corporation.

“AEON USA Term Loan Agreement” means that certain Term Loan Agreement, dated as of July 16, 2008, between the Company and AEON USA, as amended by that certain First Amendment to Term Loan Agreement, dated as of March 12, 2009, and as further amended by that certain Second Amendment to Term Loan Agreement, dated as of December 28, 2009, as further amended, restated, amended and restated, supplemented, modified, replaced or refinanced from time to time.

“AEON USA Term Loan Documents” means the “Loan Documents” under and as defined in the AEON USA Term Loan Agreement.

“AEON USA Term Loan Facility” means the term loan facility in a principal amount of $50,000,000 provided to the Company by AEON USA under the AEON USA Term Loan Documents.

“Affected Lender” has the meaning specified in Section 9.22.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person.  Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.

“Affiliated Lenders” means, as to any Lender, such Lender and its Affiliates and Approved Funds.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Agent Report” has the meaning specified in Section 8.5(c).

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $200,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means:

(a)           for the period commencing on the Closing Date through the last day of first full calendar month following the six month anniversary of the Closing Date, (i) if a Base Rate Loan, three and one half of one percent (3.50%) per annum and (b) if a LIBOR Rate Loan, four and one half of one percent (4.50%) per annum; and

(b)           thereafter, the Applicable Margin shall equal the applicable LIBOR Rate Loan margin or Base Rate Loan margin in effect from time to time determined as set forth below based upon Average Availability for the immediately preceding calendar quarter pursuant to the appropriate column under the table below:

Revolving Loans and Swing Loans
Level	Average Availability	LIBOR Rate Loan Margin	Base Rate Loan Margin

I	Less than or equal to $66,500,000	4.50%	3.50%

II	Greater than $66,500,000 but less than or equal to $133,000,000	4.25%	3.25%

II	Greater than $133,000,000	4.00%	3.00%

The Applicable Margin shall be subject to increase or decrease on a calendar quarter basis.  Not more than ten (10) Business Days after the first day of each calendar quarter, the Agent shall determine the Applicable Margin for such calendar quarter (which shall be effective as of the first Business Day of such calendar quarter) based on the Average Availability for the immediately preceding calendar quarter.  In the event that the Agent is unable to determine the Applicable Margin for any calendar quarter for any reason (including, without limitation, the failure of the Borrowers to deliver a Borrowing Base Certificate), then the Applicable Margin shall be deemed to be set at Level I.

Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Armored Car Carrier” means a third party armored car carrier that has entered into an Armored Car Control Agreement with the Agent for the benefit of the Secured Parties.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Armored Car Control Agreement” means an agreement, reasonably satisfactory to Agent, establishing Agent’s control with respect to the cash, checks or other items obtained by an armored car carrier from any Credit Party or otherwise under the armored car carrier’s control, custody or possession pursuant to any agreement or arrangement with any Credit Party.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, in substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” means, at any time, the amount by which (a) the Maximum Borrowing Availability at such time, exceeds (b) the Aggregate Revolving Exposure at such time.  Availability shall at all times be calculated based on trade payables being paid currently in accordance with payment practices for the Borrowers in effect as of the Closing Date, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales.

“Availability Block” means, at any time, an amount equal to the lesser of (a) ten percent (10.00%) of the Aggregate Revolving Loan Commitment then in effect and (b) ten percent (10.00%) of the Borrowing Base, based upon the most recent Borrowing Base Certificate received by Agent.

“Average Availability” means, for any period, the average daily Availability during such period.

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any of its Subsidiaries by GE Capital or any of its Affiliates or by any Lender or any of its Affiliates: (a) any services provided from time to time in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services; (b) commercial credit card and purchasing cards; (c) leases and letters of credit and (d) other banking products or services approved by the Agent; provided, however, that, except for Bank Products that have been provided or arranged by GE Capital or an Affiliate of GE Capital, for any of the foregoing to be included for purposes of a distribution under Section 1.10(c)(ii)(sixth) and for the purposes of the definition of “Obligations”, the applicable bank product provider and the applicable Credit Party or Subsidiary must have provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder ("Bank Product Amount"), and (iii) the methodology to be used by such parties in determining the Bank Product Amount owing from time to time.

“Bank Product Amount” has the meaning specified in the definition of Bank Product.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 3.00% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day, plus (y) 1.00%.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of three months.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” and “Borrowers” has the meaning specified in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in Section 9.10(d).

“Borrower Representative” has the meaning specified in Section 1.12.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrowers on the same day by the Lenders pursuant to Article I.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           up to 85% of the book value of Eligible Credit Card Accounts at such time;

(b)           up to 85% of the book value of Eligible PL Credit Card Accounts at such time, multiplied by the NOLV Factor for PL Credit Card Receivables from Private Label Credit Cards;

(c)           up to 85% of the book value of Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, multiplied by the NOLV Factor for Inventory; and

(d)           up to 85% of the book value of Eligible In-Transit Inventory valued at the lower of cost or market on a first-in, first-out basis, multiplied by the NOLV Factor for In-Transit Inventory;

in each case less Reserves established by Agent at such time in its Permitted Discretion.  Notwithstanding the foregoing, in no event shall the amount of the Borrowing Base comprised of Eligible In-Transit Inventory exceed the lesser of (x) $25,000,000 and (y) ten percent (10.00%) of the sum of those items identified in clauses (a) through (d) above.

“Borrowing Base Certificate” means a certificate of the Borrower Representative, on behalf of each Borrower and each Guarantor, in substantially the form of Exhibit 11.1(b) hereto, duly completed as of a date acceptable to Agent in its sole discretion.

“BPW” means BPW Acquisition Corp., a corporation organized under the laws of Delaware.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change in Control” means the occurrence of any of the following:  (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934); (b) the adoption by the shareholders of Company of a plan relating to the liquidation or dissolution of the Company; (c) the Company (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the total voting power of the voting Stock and Stock Equivalents of the Company; (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; (e) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting Stock and Stock Equivalents of the Company or such other Person is converted into or exchanged for cash, securities or other property or (f) except pursuant to a transaction permitted under Section 5.3, the Company ceases to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of each of the other Borrowers, the other Credit Parties or any Subsidiary of any of them, in each case, free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties.

“Closing Date” means April 7, 2010.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, that is at any time subject to a security interest or Lien in favor of Agent, on behalf of itself, the Lenders and the other Secured Parties, pursuant to the Guaranty and Security Agreement or any other Collateral Document, in each case, to secure the Obligations.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the IP Security Agreements, the Mortgages, each Control Agreement, Armored Car Control Agreement, and all other guaranties, security agreements, pledge agreements, patent security agreement, trademark security agreements, lease assignments, bailee agreements, customs broker agreements, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party and any Lender, L/C Issuer or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders, L/C Issuers or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender, L/C Issuer or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Collection Account” means that certain account of Agent, account number ending in xxxx9513 (with account name ”General Electric Capital Corporation CFS CIF Collection Account”) in the name of Agent at Deutsche Bank Trust Company Americas (ABA# 021-001-033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Company, each of whom: (1) was a member of such Board of Directors on the Closing Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, license agreement, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Account” means each deposit account now or hereafter owned by the Credit Parties, other than (i) payroll accounts (so long as each such payroll account is a zero balance account), withholding tax and other fiduciary accounts, (ii) local store operating accounts with cash or cash equivalents not exceeding $1,000,000 at any time in the aggregate for all such local store operating accounts and (iii) deposit accounts not maintained in the United States with cash or cash equivalents not exceeding $500,000 at any time in the aggregate for all such accounts.

“Control Agreement” means a tri-party deposit account, securities account, or commodities account control agreement by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory to Agent and in any event providing to Agent “control” of such deposit account, securities or commodities account (including, without limitation, any lockbox or similar arrangements) within the meaning of Articles 8 and 9 of the UCC, as applicable.

“Conversion Date” means any date on which the Borrowers convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Copyright Security Agreement” means the Copyright Security Agreement, dated as of even date herewith, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“Credit Card Agreements” shall mean all agreements or notices, each in form and substance reasonably satisfactory to Agent, now or hereafter entered into by Borrowers with any credit card issuer or any credit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, without limitation, any agreements or notices entered into in connection with any Private Label Credit Cards; provided, that any such credit card agreement or notice shall provide, among other things, that each such credit card processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses and chargebacks of the credit card issuer or processor) by Borrowers received by it (or other amounts payable by such credit card processor) into a designated concentration account on a daily basis, or on such other basis as the Agent may agree in writing in the exercise of its Permitted Discretion.

“Credit Card Receivables” shall mean, collectively, all present and future rights of Borrowers to payment from (a) any major credit card issuer or major credit card processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) any major credit card issuer or major credit card processor in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any major credit card issuer or major credit card processor under the Credit Card Agreements or otherwise.

“Credit Parties” means each Borrower, each Guarantor and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.2(a), 5.2(c) and 5.2(g), and (b) the sale or transfer by a Borrower or any Subsidiary of a Borrower of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“Eligible Credit Card Accounts” means all of the Credit Card Receivables (net of fees) of the Borrowers that arise in the ordinary course of business, which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below and are reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Agent.  None of the following shall be deemed to be Eligible Credit Card Accounts:

(a)           Credit Card Receivables due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of sale;

(b)           Credit Card Receivables due from major credit card processors with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than (x) the Liens of the Agent and (y) Liens permitted by, and subject to the requirements of, subsection 5.1(o) and subsection 5.1(p));

(c)           Credit Card Receivables due from major credit card processors that are not subject to a first priority perfected security interest in favor of the Agent, as applicable, for its own benefit and the benefit of the other Lenders;

(d)           Credit Card Receivables due from major credit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e)           Credit Card Receivables due from major credit card processors as to which the credit card processor has the right under certain circumstances to require the Borrowers to repurchase such Accounts from such credit card processor;

(f)            Except as otherwise approved by the Agent, Credit Card Receivables due from major credit card processors as to which the Agent has not received an acceptable Credit Card Agreement;

(g)           Accounts due from major credit card processors (other than Visa, Mastercard, American Express, Diners Club and Discover) which the Agent determines, in its Permitted Discretion, to be unlikely to be collected;

(h)           Credit Card Receivables due from major credit card processors which are not located in the United States of America;

(i)             Credit Card Receivables that are not denominated in U.S. dollars; or

(j)             Credit Card Receivables arising from Private Label Credit Cards.

Notwithstanding the above, the Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth above, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Credit Card Accounts, in its Permitted Discretion, subject to the approval of all Lenders in the case of adjustments, new criteria or changes in the applicable advance rates which have the effect of making more credit available.  The Agent shall have the right to establish, modify or eliminate Reserves against Eligible Credit Card Accounts (including, without limitation, for estimates, chargeback or other accrued liabilities or offsets by credit card processors and amounts to adjust for claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor) from time to time in its Permitted Discretion.

“Eligible In-Transit Inventory” means, without duplication of other Eligible Inventory, all finished goods Inventory owned by a Borrower, which Inventory is initially located outside of the United States and is in transit for not more than thirty (30) days directly from the point of shipment to one of such Borrower’s points of sale located in the continental United States (“In-Transit Inventory”), provided that (a) a Borrower has title to such In-Transit Inventory, (b) such In-Transit Inventory is not subject to a negotiable bill of lading or other negotiable document of title and the shipping documents relating to such In-Transit Inventory (including, without limitation, so-called “forwarders cargo receipts” or “non-negotiable seaway bills of lading”) acceptable to Agent have been delivered to Agent or an agent acting on behalf of Agent or an agent of such agent and such shipping documents name a Borrower as owner and shipper and Agent, as secured party, as consignee (or such other arrangements reasonably satisfactory to the Agent relating to such shipping documents in respect of such Inventory shall have been made), (c) is insured under the cargo transit policy identified in Schedule 3.18 or a renewal or replacement policy with respect thereto that provides substantially the same or better coverage, (d) such In-Transit Inventory is subject, to the reasonable satisfaction of Agent, to a first priority perfected security interest in and lien upon such In-transit Inventory in favor of Agent (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Credit Party for which Reserves reasonably satisfactory to Agent have been established with respect thereto) for its own benefit and the benefit of the other Secured Parties, (e) each relevant freight carrier, freight forwarder, customs broker and shipping company in possession of such In-Transit Inventory or, to the extent requested by Agent, documents relating thereto shall have (x) entered into bailee arrangements satisfactory to Agent, for the benefit of the Secured Parties and (y) indicated or otherwise acknowledged Agent’s security interest in such In-Transit Inventory and in any shipping documents issued or carried by such freight carrier or shipping company (including, without limitation, waybills, airway bills, seaway bills, receipts, or any similar document), in each case, in a manner satisfactory to Agent, and (f) otherwise meets the criteria for “Eligible Inventory” hereunder (other than the eligibility criteria set forth in clause (f) or (s) of the definition of “Eligible Inventory”).  Agent shall have the right to establish, modify, or eliminate Reserves against Eligible In-Transit Inventory from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible In-Transit Inventory in its Permitted Discretion, subject to the approval of all Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.

“Eligible Inventory” means all of the finished goods Inventory owned by a Borrower and properly reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative to Agent, except any Inventory to which any of the exclusionary criteria set forth below applies.  Eligible Inventory shall not include the following Inventory of a Borrower:

(a)           Inventory that is excess, obsolete, unsaleable, shopworn, seconds (other than Inventory fit for sale in the Ordinary Course of Business at its outlet Store locations) or samples (including, without limitation, Inventory used for floor planning and marketing purposes or located in any call center or so-called “sample room”);

(b)           Inventory that is damaged or unfit for sale;

(c)           Inventory is located at any site if the aggregate book value of Inventory at any such location is less than $25,000;

(d)           Inventory that is placed on consignment;

(e)           Inventory that (i) is not located on premises owned, leased or rented by a Borrower and set forth in Schedule 3.21, (ii) is stored at a leased location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves reasonably satisfactory to Agent have been established with respect thereto, (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at a closed Store;

(f)            Inventory that is in transit, except for Inventory in transit between domestic locations of the Borrowers as to which Agent’s Liens have been perfected at origin and destination;

(g)           Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(h)           Inventory that consists of packing or shipping materials, or manufacturing supplies;

(i)            Inventory that consists of tooling or replacement parts;

(j)            Inventory that consists of display items (other than such Inventory which is undamaged and fit for sale in the Ordinary Course of Business );

(k)           Inventory that consists of goods which have been returned to the vendor;

(l)            Inventory that consists of goods which have been returned by any buyer (other than such Inventory which is undamaged and fit for sale in the Ordinary Course of Business );

(m)           Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(n)           Inventory that is not covered by insurance reasonably acceptable to Agent;

(o)           Inventory that is not owned by a Borrower or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d), (f), (o) and (p) (provided that, with respect to Permitted Liens described in subsections 5.1(c), (d) and (f), Reserves reasonably satisfactory to Agent have been established with respect thereto) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Borrower’s performance with respect to that Inventory);

(p)           Inventory that is not subject to a first priority perfected Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsection 5.1(d) (subject to Reserves);

(q)           Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties;

(r)           Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of such Borrower;

(s)           Inventory that is located outside of the United States; or

(t)            Inventory that consists of raw materials, parts, work-in-process, subassemblies or other unfinished goods.

Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its Permitted Discretion, subject to the approval of all Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.

“Eligible PL Credit Card Accounts” means all of the PL Credit Card Receivables (net of unapplied cash) of Talbots Finance that are purchased in the ordinary course of business from TCNB pursuant to the Private Label Credit Card Agreements, that are not excluded as ineligible by virtue of one or more of the criteria set forth below and are reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Agent.  None of the following shall be deemed to be Eligible PL Credit Card Accounts:

(a)            PL Credit Card Receivables that are more than sixty (60) days past the contractual due date therefor;

(b)            PL Credit Card Receivables (i) which have not been originated by TCNB and sold to Talbots Finance pursuant to the Private Label Credit Card Agreements, (ii) as to which the sale to Talbots Finance has not been fully perfected pursuant to arrangements satisfactory to the Agent, (iii) for which Talbots Finance has not made payment in cash to TCNB pursuant the Private Label Credit Card Agreements, (iv) which do not constitute “Eligible Receivable” under the Private Label Credit Card Agreements, and (v) with respect to which Talbots Finance does not have good, valid and marketable title thereto, free and clear of any Lien (other than (x) the Liens of the Agent and (y) Liens permitted by, and subject to the requirements of, subsection 5.1(o) and subsection 5.1(p));

(c)            PL Credit Card Receivables that are not subject to a first priority perfected security interest in favor of the Agent, as applicable, for its own benefit and the benefit of the other Lenders;

(d)            PL Credit Card Receivables which are subject to recourse, are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e)            PL Credit Card Receivables which are evidenced by a promissory note or other instrument for the payment of money;

(f)            [reserved];

(g)           PL Credit Card Receivables as to Accounts where the obligor thereon has died or been declared incompetent, or (i) has voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) has applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, (iii) has made a general assignment for the benefit of creditors, (iv) shall have become unable, admitted in writing its inability or failed generally to pay his debts as they become due; or (v) an involuntary proceeding shall have been commenced or an involuntary petition shall be filed against such obligor seeking any of the foregoing;

(h)           PL Credit Card Receivables as to Accounts which have been classified as counterfeit, canceled or fraudulent or for which any card issued in connection therewith has been stolen or lost;

(i)           PL Credit Card Receivables which have been charged-off or should have been charged-off in accordance with Requirements of Law or in accordance with the Borrowers usual and customary practices;

(j)           PL Credit Card Receivables with respect to which the obligor is subject to any consumer credit counseling;

(k)           PL Credit Card Receivables which the Agent determines, in its Permitted Discretion, to be unlikely to be collected;

(l)           PL Credit Card Receivables due from account debtors which are not located in the United States of America; or

(m)           PL Credit Card Receivables that are not denominated in U.S. dollars.

Notwithstanding the above, the Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth above, to establish new criteria and to adjust the applicable advance rate with respect to Eligible PL Credit Card Accounts, in its Permitted Discretion, subject to the approval of all Lenders in the case of adjustments, new criteria or changes in the applicable advance rates which have the effect of making more credit available.  The Agent shall have the right to establish, modify or eliminate Reserves against Eligible PL Credit Card Accounts (including, without limitation, for estimates, chargeback or other accrued liabilities or offsets by credit card processors and amounts to adjust for material claims, offsets, defenses or counterclaims or other material disputes with an Account Debtor, and including any deterioration in the credit quality of TCNB) from time to time in its Permitted Discretion.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety (including, human, health and safety in the workplace), the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equity Plan” means The Talbots, Inc. 1993 Executive Stock Based Incentive Plan, The Talbots, Inc. 2003 Executive Stock Based Incentive Plan (as amended), The Talbots, Inc. Restated Directors Plan as of February 3, 2007, and any amended, successor or equity plan that may be approved from time to time by the Board of Directors of the Compensation Committee of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Default” has the meaning specified in Section 7.1.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by the Company to directors, management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of a Borrower to a Borrower or another Wholly-Owned Subsidiary of a Borrower constituting an Investment permitted hereunder, and (c) Stock or Stock Equivalents by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries.

“Excluded Subsidiaries” means TCNB and the J. Jill Entities.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means the letter agreement, dated as of December 8, 2009, between the Borrower Representative and Agent, as amended from time to time.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“Financial Statement Compliance Certificate” means a certificate of a Responsible Officer of the Borrower Representative in substantially the form of Exhibit 4.2(b) hereto.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Month” means each monthly accounting period of Borrowers calculated in accordance with the National Retail Federation calendar.

“Fiscal Quarter” means successive 13-week periods (each such 13 week period to begin on a Sunday and end on a Saturday) of Borrowers of any Fiscal Year; provided that for any 53-week Fiscal Year, the last Fiscal Quarter of such Fiscal Year shall consist of the successive 14-week period from and including the first day after the third Fiscal Quarter of such Fiscal Year through and including the last day of such Fiscal Year.

“Fiscal Year” means the annual accounting period of Borrowers ending on the Saturday nearest to January 31st in each calendar year calculated in accordance with the National Retail Federation calendar.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines.  Flood Insurance shall be in an amount equal to the full replacement cost of such Real Estate or as otherwise reasonably required by Agent, with deductibles reasonably acceptable to Agent.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code, including but not limited to Talbots (Canada) Corporation.

“Funds Flow Memorandum” has the meaning specified in Section 2.1(l).

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“Gift Card Reserve” means, at any time of determination, an amount equal to fifty percent (50%) of the aggregate value at such time of all outstanding gift certificates and gift cards of the Credit Parties or any of their Subsidiaries entitling the holder thereof to use all or a portion of the value of any such gift certificate or gift card to pay all or a portion of the purchase price for any Inventory of the Credit Parties.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantors” means, collectively, the Subsidiaries of the Borrowers listed on Schedule 3.19 on the Closing Date (other than the Excluded Subsidiaries and the Merger Subsidiary) and each other Subsidiary of the Borrowers that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 4.13(b).  As of the Closing Date, the Guarantors are Talbots Classics, Inc.; Talbots Import, LLC; Birch Pond Realty Corporation; Talbots International Retailing Limited, Inc.; Talbots (U.K.) Retailing Limited; and Talbots (Canada), Inc.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to Agent, by the Borrowers and the Guarantors in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time, together with each other guaranty and security agreement executed and delivered by any other Credit Party in favor of the Agent and the Secured Parties.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Impacted Lender” means any Lender that fails promptly to provide Agent, upon Agent’s request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the scheduled Revolving Termination Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, that “Indebtedness” shall not include any assessment, imposition or other governmental charge relating to Taxes (or any interest or penalties related thereto).

“Indemnified Matters” has the meaning specified in Section 9.6.

“Indemnitees” has the meaning specified in Section 9.6.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property arising under any applicable law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.  For the avoidance of any doubt, Intellectual Property shall not include any customer lists.

“Intercreditor Agreements” means, collectively, the Term Loan B Intercreditor Agreement and the Supplemental L/C Facility Intercreditor Agreement.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and (b) with respect to Base Rate Loans (including Swing Loans) the first day of each month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two or three months thereafter, as selected by the Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a)           if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)           any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“In-Transit Inventory” has the meaning specified in the definition of “Eligible In-Transit Inventory”.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“Investments” has the meaning specified in Section 5.4.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property, other than shrink-wrap licenses or licenses for off-the-shelf software.

“IP Security Agreements” means, collectively, the Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement, in each case, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“J. Jill Contingent Obligation Deposit” mean cash, in an aggregate amount not to exceed $17,000,000, on deposit at deposit account number ending xxxx0180 maintained by the Company with HSBC Bank USA, National Association, provided that such account shall be subject to a Control Agreement.

“J. Jill Entities” means J. Jill, LLC and J. Jill, G.P.

“J. Jill Sale” means the sale of the J. Jill Entities, pursuant to that certain Asset Purchase Agreement, dated as of June 7, 2009, by and among the Company, Talbots Group, J. Jill, LLC, Birch Pond Realty Corporation and Jill Acquisition LLC.

“Landlord Lien State” means the states of Washington, Virginia, Pennsylvania and such other state(s) or jurisdictions in which a landlord’s claim for rent or other obligations has priority over the Lien of Agent in any of the Collateral.

“Large Inventory Location” means any distribution center, warehouse, cross-docking station or storage facility at which Inventory is located.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Agreement” has the meaning specified in Section 1.1(b)(i)(C).

“L/C Reimbursement Date” has the meaning specified in Section 1.1(b)(v).

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrowers to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

“L/C Request” has the meaning specified in Section 1.1(b)(ii).

“L/C Sublimit” has the meaning specified in Section 1.1(b)(i)(A).

“Lender” has the meaning specified in the preamble to this Agreement.

“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls such Lender (each a “Distressed Person”), (a) a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation, (b) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, (c) such Distressed Person is subject to a forced liquidation, merger, sale or other change of majority control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) the U.S. government or other Governmental Authority, or (d) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of “Affiliate”.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower Representative and Agent.

“Letter of Credit” means documentary or standby letters of credit issued for the account of the Borrowers by L/C Issuers, and bankers’ acceptances issued by a Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the Borrowers or the Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in subsection 1.1(b) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the higher of (a) the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period or (b) the offered rate per annum for deposits of Dollars for an Interest Period of three (3) months that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of the applicable Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Lien Waiver” means an agreement, in form and substance satisfactory to the Agent, and otherwise which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Agent, and agrees to deliver the Collateral to the Agent upon request; and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Agent upon request.

“Loan” means an extension of credit by a Lender to the Borrowers pursuant to Article I, and may be a Base Rate Loan or a LIBOR Rate Loan.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the L/C Reimbursement Agreements, the Collateral Documents, the Subordination Agreement, the Intercreditor Agreements, the Private Label Credit Card Access and Monitoring Agreement, PLCC Certificate, the Borrowing Base Certificate and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Local Deposit Accounts” has the meaning specified in Section 4.11.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of any Borrower or the Credit Parties taken as a whole; (b) a material impairment of the ability of any Borrower or the Credit Parties, taken as a whole, to perform in any material respect their respective obligations under any Loan Document; (c) a material impairment of the rights and remedies of the Agent or any Lender under any Loan Document or (d) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, (ii) the perfection or priority of any Lien granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents or (iii) the realizable value of the Collateral.  Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in Liabilities to the Credit Parties in excess of $25,000,000 individually or in the aggregate shall be deemed to have a Material Adverse Effect.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $15,000,000 in the aggregate.

“Maximum Borrowing Availability” means, at any time, an amount equal to the lesser of (a) the Aggregate Revolving Loan Commitment then in effect and (b) the result of (i) the Borrowing Base at such time minus (ii) the Availability Block at such time.

“Maximum Lawful Rate” has the meaning specified in Section 1.3(d).

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of the Borrowers.

“Merger Capital” has the meaning specified in Section 2.1(b)(ii).

“Merger Documents” means the agreement and plan of merger dated as of December 8, 2009 and in form and substance reasonably satisfactory to the Agent and all other material documents executed between or among the Credit Parties and their Affiliates and BPW and its Affiliates in connection with the Merger Transaction, including, without limitation each of the following documents, each of which shall be in form and substance reasonably satisfactory to the Agent.

“Merger Subsidiary” means (a) prior to the consummation of the Merger Transaction, Tailor Acquisition, Inc., a corporation organized under the laws of the state of Delaware and a newly-formed, wholly-owned direct Subsidiary of the Company, and upon the consummation of the Merger Transaction, and (b) at any time after the consummation of the Merger Transaction, BPW Acquisition Corp, a corporation organized under the laws of the state of Delaware, as successor by merger to Tailor Acquisition, Inc.

“Merger Transaction” has the meaning specified in Section 2.1(b)(iv).

“Minimum TCNB Deposit” means, with respect to the Company, the minimum deposit balance required to be maintained by the Company on deposit with TCNB pursuant to Requirements of Law.

“MNPI” has the meaning specified in Section 9.10(a).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory, In-Transit Inventory and/or Credit Card Receivables of the Borrowers that arise in the ordinary course of business from Private Label Credit Cards, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory, In-Transit Inventory and/or PL Credit Card Receivables from Private Label Credit Cards delivered to Agent by an appraiser reasonably acceptable to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“NOLV Factor” means at any time (a) with respect to Inventory, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, (b) with respect to PL Credit Card Receivables of the Borrowers that arise in the Ordinary Course of Business from Private Label Credit Cards, the quotient of the Net Orderly Liquidation Value of such PL Credit Card Receivables divided by the book value of such PL Credit Card Receivables, in each case, expressed as a percentage and (c) with respect to In-Transit Inventory, the quotient of the Net Orderly Liquidation Value of In-Transit Inventory divided by the book value of In-Transit Inventory, in each case, as reflected on the most recent appraisal received by Agent; provided that with respect to Inventory and In-Transit Inventory in order to more accurately reflect the dates when a sale of such Inventory or In-Transit Inventory might take place, the Agent may, in the Agent’s Permitted Discretion, (i) calculate the NOLV Factor based upon the Net Orderly Liquidation Value of Inventory and/or In-Transit Inventory for the periods occurring after the date on which the Borrowing Base is being calculated or (ii) impose reserves to reflect the likely future sale date of such Inventory and/or In-Transit Inventory.  The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-Funding Lender” means any Lender (a) that has failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due, (b) that has given verbal or written notice to a Borrower, Agent or any Lender or has otherwise publicly announced that such Lender believes it will fail to fund all payments required to be made by it or fund all purchases of participations required to be funded by it under this Agreement and the other Loan Documents, (c) as to which Agent has a good faith belief that such Lender or an Affiliate of such Lender has defaulted in fulfilling its obligations (as a lender, agent or letter of credit issuer) under one or more other syndicated credit facilities or (d) with respect to which one or more Lender-Related Distress Events has occurred with respect to such Person or any Person that directly or indirectly controls such Lender and Agent has determined that such Lender may become a Non-Funding Lender.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Non-U.S. Lender Party” means each of Agent, each Lender (or any transferee or assignee thereof), each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note or Swingline Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower Representative to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Notice of Conversion/Continuation” has the meaning specified in Section 1.6(a).

“Obligations” means (i) all Loans (including Letters of Credit) and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and (ii) all obligations and liabilities in respect of Bank Products owing by any Credit Party or any of its Subsidiaries to GE Capital or any of its Affiliates or any Lender or any of its Affiliates, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Taxes” has the meaning specified in Section 10.1(b).

“Overadvance” has the meaning specified in Section 1.1(a).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable law in or relating to letters patent and applications therefor.

“Patent Security Agreement” means the Patent Security Agreement, dated as of even date herewith, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Liens” has the meaning specified in Section 5.1.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under subsection 5.5(c), 5.5(d), 5.5(f) or 5.5(g) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, (f) in the case of Indebtedness permitted under subsection 5.5(f) or 5.5(g), the lender party to such Permitted Refinancing transaction agrees to be bound by the Term Loan B Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement, as applicable and (g) is otherwise on terms no less favorable to the Credit Parties, taken as a whole, than those of the Indebtedness being refinanced or extended; provided, however, that such Indebtedness shall not constitute a “Permitted Refinancing” if, at the time such Indebtedness is incurred, created or assumed, a Default or Event of Default has occurred and is continuing or would result therefrom.

“Permitted Store Closures” means (y) the closure or liquidation of a Store in the United States by the Borrowers or any Subsidiary of the Borrowers; provided that (a) neither the Borrowers nor any of their Subsidiaries shall close or liquidate, as of any date of determination, in any Fiscal Year Stores representing more than 5% of all Stores in the United States at the commencement of such Fiscal Year and (b) if the number of Stores that the Borrowers or their Subsidiaries intend to close or liquidate on any date of determination in a Fiscal Year when aggregated with the number of Stores closed or liquidated by the Borrowers or their Subsidiaries prior to such date within the same Fiscal Year exceed thirty (30) Stores in the United States, then all such Stores that are being closed or liquidated on such date plus any Stores closed or liquidated on any date thereafter in the same Fiscal Year shall be closed or liquidated by a liquidator or under the supervision of a consultant (such liquidator or consultant shall be reasonably acceptable to the Agent) and pursuant to liquidation or consulting arrangements reasonably acceptable to Agent and (z) the closure or liquidation of a Store outside of the United States.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“PLCC Certificate” means the Certificate regarding Private Label Credit Card Agreements, dated as of the Closing Date, from the Borrowers and TCNB to the Agent.

“PL Credit Card Receivables” shall mean, collectively, all present and future Accounts and rights to payment owned by Talbots Finance, and as to which Talbots Finance has title, arising from sales of goods or rendition of services in the ordinary course of business, which have been earned by performance, to customers who have purchased such goods or services using a Private Label Credit Card.

“Private Label Credit Card” shall mean a credit card that bears the Company’s trademark and/or logo and is issued and administered pursuant to the Private Label Credit Card Agreements.

“Private Label Credit Card Agreements” shall mean each of the documents set forth on Schedule 1.1(d) governing the arrangements among the Borrowers and their Subsidiaries with respect to each Private Label Credit Card, each as in effect on the Closing Date.

“Private Label Credit Card Access and Monitoring Agreement” shall mean the Private Label Credit Card Access and Monitoring Agreement, dated as of the Closing Date, between Agent, the Borrowers and TCNB.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contract Reserve” means the aggregate amount of reserves established by the Agent from time to time in its Permitted Discretion in respect of the Obligations of the Credit Parties under any Secured Rate Contract.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any Real Estate owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Register” has the meaning specified in Section 1.4(b).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Rent and Charges Reserve” means the aggregate of (a) all rent and other amounts owing by any Credit Party, that is not paid within ten (10) days of the due date therefor, to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses any Collateral or could assert a Lien on any Collateral, and (b) in the case of Inventory located at a leased premise located in a jurisdiction that permits the imposition of a landlord’s lien that is senior or superior to the Liens of Agent on such Inventory or at a Large Inventory Location, a reserve at least equal to two months rent payable to any such Person, unless such Person has executed a Lien Waiver satisfactory to the Agent.

“Required Lenders” means, as of any date of determination (a) at any time there shall be less than four non-Affiliated Lenders, all Lenders and (b) at any time there shall be four or more non-Affiliated Lenders, at least three non-Affiliated Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect, or if the Aggregate Revolving Loan Commitments have terminated, at least three non-Affiliated Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Replacement Lender” has the meaning specified in Section 9.22.

“Reserves” means, with respect to the Borrowing Base, (a) the Rent and Charges Reserve, (b) the Gift Card Reserve, (c) the Rate Contract Reserve, (d) reserves in respect of Bank Products established by Agent in its Permitted Discretion, (e) reserves in respect of “freight-in” charges or other similar charges, costs or expenses established by Agent in its Permitted Discretion and (e) such additional reserves established by Agent, in its Permitted Discretion, from time to time against Eligible Credit Card Accounts, Eligible PL Credit Card Accounts, Eligible Inventory or Eligible In-Transit Inventory (including, without limitation, in respect of merchandise credits, shrink, customs charges in respect of in-transit Inventory, customer refunds due, freight or insurance claims, ad valorem taxes, sales taxes and other taxes and any other claims or liabilities that are or could become senior in priority to the security interests and Liens of the Agent (in any case, whether or not a Default or Event of Default results from the failure to pay any of the foregoing)).  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion.

“Responsible Officer” means the chief executive officer or the president of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility.

“Restricted Payments” has the meaning specified in Section 5.11.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans plus (b) the aggregate outstanding Letter of Credit Obligations of such Lender plus (c) an amount equal to its Revolving Loan Commitment Percentage of the aggregate principal amount of Overadvances and Swing Loans outstanding at such time.

“Revolving Loan” has the meaning specified in Section 1.1(a).

“Revolving Loan Commitment” has the meaning specified in Section 1.1(a).

“Revolving Loan Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment, divided by the Aggregate Revolving Loan Commitment.

“Revolving Note” means a promissory note of the Borrowers payable to the order of a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrowers under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) October 7, 2013; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Sale” has the meaning specified in Section 9.9(b).

“Second Priority Collateral” means, collectively, (i) in the case of the Term Loan B and the Supplemental L/C Facility, all Intellectual Property and Real Estate owned by any Borrower or any Guarantor and (ii) in the case of the Supplemental L/C Facility only, Supplemental L/C Facility Cash Collateral; provided, however, that all such Second Priority Collateral shall be subject to the Intercreditor Agreements in all respects.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider and each provider of Bank Products.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (a) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (b) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder after the applicable Lender or Affiliate of a Lender and the applicable Credit Party or Subsidiary have provided written notice to Agent of (i) the existence of such Rate Contract, (ii) the maximum dollar amount of obligations arising thereunder, and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Settlement Date” has the meaning specified in Section 1.11(b).

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Secured Debt” means secured Indebtedness of the Credit Parties set forth on Schedule 1.1(b).

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Store” means any retail department store operated by the Company or any of its Subsidiaries.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent.

“Subordination Agreement” means, collectively, each subordination agreement by and among Agent, the applicable Credit Parties, the applicable Subsidiaries of the Credit Parties and the holders of Subordinated Indebtedness, each in form and substance satisfactory to Agent and each evidencing and setting forth the priority of the Obligations over such Subordinated Indebtedness, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.  For the avoidance of doubt, BPW is a Subsidiary of the Company on the Closing Date.

 “Supplemental L/C Facility” means a letter of credit facility provided by the Supplemental L/C Facility Issuers and the Supplemental L/C Facility Lenders to the Borrowers in the maximum principal amount acceptable to the Agent.

“Supplemental L/C Facility Agent” means agent (if any) for the Supplemental L/C Facility Issuers and the Supplemental L/C Facility Lenders under the Supplemental L/C Facility Documents.

“Supplemental L/C Facility Agreement” means a letter of credit facility agreement by and among the Borrowers, the Supplemental L/C Facility Agent, the Supplemental L/C Facility Issuers, the Supplemental L/C Facility Lenders and the other parties thereto (if any), in form and substance, and on terms and conditions, reasonably satisfactory to the Agent.

“Supplemental L/C Facility Cash Collateral” means cash and Cash Equivalent collateral in an amount not to exceed 105% of the maximum face amount of the outstanding letters of credit issued under the Supplemental L/C Facility; provided, however, that all such Supplemental L/C Facility Cash Collateral shall be subject to the Supplemental L/C Facility Intercreditor Agreement in all respects

“Supplemental L/C Facility Documents” means the letter of credit facility documents under or relating to the Supplemental L/C Facility (including the Supplemental L/C Facility Agreement), as modified, amended, supplemented or restated, and in effect from time to time in accordance with the terms hereof and of the Supplemental L/C Facility Intercreditor Agreement, all in form and substance, and on terms and conditions, reasonably acceptable to the Agent.

“Supplemental L/C Facility Intercreditor Agreement” means the intercreditor agreement by and between Agent, the Supplemental L/C Facility Agent, the Supplemental L/C Facility Issuers and/or the Supplemental L/C Facility Lenders (as the case may be), the Credit Parties and the other parties thereto (if any), in form and substance, and on terms and conditions, reasonably acceptable to the Agent and the Required Lenders, as amended, restated, supplemented, or otherwise modified from time to time; provided that (i) the priority of the Liens (if any) securing the Supplemental L/C Facility Obligations shall be subject in all respects to the Liens securing the Obligations except that such Liens securing the Supplemental L/C Facility Obligations may have priority over the Liens securing the Obligations solely with respect to Supplemental L/C Facility Cash Collateral and the Second Priority Collateral (it being understood that the Agent shall retain a second priority Lien on such Supplemental L/C Facility Cash Collateral and a Lien on such Second Priority Collateral, subject only to the Liens under the Term Loan B Documents and the Supplemental L/C Facility Documents), all on terms and conditions reasonably acceptable to the Agent and the Required Lenders and (ii) the Agent and Lenders shall be granted (x) an irrevocable, non-exclusive, royalty free, worldwide license to use, assign, license or sublicense all Second Priority Collateral for purposes of enabling the Agent and the Lenders to administer, and exercise any rights and remedies with respect to, the Collateral and (y) access rights, in scope and pursuant to access agreements reasonably satisfactory to the Agent and the Required Lenders, to all Second Priority Collateral for purposes of enabling the Agent and the Lenders to administer, and exercise any rights and remedies with respect to, the Collateral, in each case, on terms and conditions reasonably acceptable to Agent and the Required Lenders.

“Supplemental L/C Facility Issuers” means the letter of credit issuers under the Supplemental L/C Facility Agreement.

“Supplemental L/C Facility Lenders” means the lenders under and as defined in the Supplemental L/C Facility Agreement.

“Supplemental L/C Facility Obligations” means the obligations in respect of the Supplemental L/C Facility.

“Swingline Commitment” means $20,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and the Borrowers, to act as the Swingline Lender hereunder.

“Swingline Note” means a promissory note of the Borrowers payable to the order of the Swingline Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrowers to the Swingline Lender resulting from the Swing Loans made to the Borrowers by the Swingline Lender.

“Swingline Request” has the meaning specified in clause (ii) of subsection 1.1(c).

“Swing Loan” has the meaning specified in clause (i) of subsection 1.1(c).

“Syndication Termination Date” means the earlier to occur of (i) 45 days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Tax Returns” has the meaning specified in Section 3.10.

“Taxes” has the meaning specified in Section 10.1(a).

“TCNB” means Talbots Classics National Bank.

“Term Loan B” means a term loan from the Term Loan B Lenders to the Borrowers in the original principal amount of $50,000,000 pursuant to the Term Loan B Documents.

“Term Loan B Agent” means such Person from time to time party to the Term Loan B Document acting in its capacity as agent for the Term Loan B Lenders.

“Term Loan B Agreement” means a loan agreement with respect to the Term Loan B, by and among the Borrowers, the Term Loan B Agent and the Term Loan B Lenders.

“Term Loan B Documents” means the loan documents under or relating to the Term Loan B (including the Term Loan B Agreement), as modified, amended, supplemented or restated, and in effect from time to time in accordance with the terms hereof and of the Term Loan B Intercreditor Agreement, all in form and substance reasonably acceptable to the Agent.

“Term Loan B Intercreditor Agreement” means an intercreditor agreement by and between Agent, the Term Loan B Agent and/or the Term Loan B Lenders (as the case may be), the Credit Parties and the other parties thereto (if any), in form and substance, and on terms and conditions, reasonably acceptable to the Agent and the Required Lenders, as amended, restated, supplemented, or otherwise modified from time to time; provided that (i) the priority of the Liens (if any) securing the obligations under the Term Loan B Documents shall be subject in all respects to the Liens securing the Obligations except that such Liens securing the obligations under the Term Loan B Documents may have priority over the Liens securing the Obligations solely with respect to the Second Priority Collateral (it being understood that the Agent shall retain a Lien on such Second Priority Collateral, subject only to the Liens under the Term Loan B Documents and the Supplemental L/C Facility Documents), all on terms and conditions reasonably acceptable to the Agent and the Required Lenders and (ii) the Agent and Lenders shall be granted (x) an irrevocable, non-exclusive, royalty free, worldwide license to use, assign, license or sublicense all Second Priority Collateral for purposes of enabling the Agent and the Lenders to administer, and exercise any rights and remedies with respect to, the Collateral and (y) access rights, in scope and pursuant to access agreements reasonably satisfactory to the Agent and the Required Lenders, to all Second Priority Collateral of the Credit Parties for purposes of enabling the Agent and the Lenders to administer, and exercise any rights and remedies with respect to, the Collateral, in each case, on terms and conditions reasonably acceptable to Agent and the Required Lenders.

“Term Loan B Lenders” means the “Lenders” under and as defined in the Term Loan B Agreement.

“Term Loan B Obligations” means the “Term Loan B Obligations” under and as defined in the Term Loan B Intercreditor Agreement.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Total Facility Unused Ratio” means, for any period, the percentage derived by dividing (a) the result of (i) the average daily Aggregate Revolving Loan Commitment during such period minus (ii) the sum of (x) average daily balance of all Revolving Loans outstanding during such period plus (y) the average daily amount of Letter of Credit Obligations during such period, by (b) the average daily Aggregate Revolving Loan Commitment during such period.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trademark Security Agreement” means the Trademark Security Agreement, dated as of even date herewith, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“Transactions Expenses” means all costs and expenses incurred by the Credit Parties in connection with (i) the transactions under the Loan Documents, (ii) the transactions under the Term Loan B Documents, (iii) the repayment in full of all AEON Debt and (iv) the Merger Transaction.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“Unused Commitment Fee” has the meaning specified in Section 1.9(b).

“Unused Commitment Fee Rate” means, for any calendar month, the applicable percentage per annum set forth below determined by reference to the Total Facility Unused Ratio for the prior calendar month:

Level	Total Facility Unused Ratio	Unused Commitment Fee Rate
I	Greater than 75%	1.00%
II	Greater than 50% but less than or equal to 75%	0.75%
III	Less than or equal to 50%	0.50%

Prior to the beginning of the first full calendar month following the six month anniversary of the Closing Date, the Unused Commitment Fee Rate shall be determined as if Level I were applicable.  Thereafter, the Unused Commitment Fee Rate shall be subject to increase or decrease on a calendar month basis.  Not more than ten (10) Business Days after the first day of each calendar month, the Agent shall determine the Unused Commitment Fee Rate for such calendar month (which shall be effective as of the first Business Day of such calendar month) based on the Total Facility Unused Ratio for the prior calendar month.

“U.S. Lender Party” means each of Agent, each Lender (or any transferee or assignee thereof), each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

11.2           Other Interpretive Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)           The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)           Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)           Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)           Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g)           Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

11.3           Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Company shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4           Payments.  Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

THE TALBOTS, INC.

By:	/s/ Michael Scarpa
Name:	Michael Scarpa
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer
FEIN:

THE TALBOTS GROUP, LIMITED PARTNERSHIP.

By:	/s/ Michael Scarpa
Name:	Michael Scarpa
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer
FEIN:

TALBOTS CLASSICS FINANCE COMPANY, INC.

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

BORROWER REPRESENTATIVE:

THE TALBOTS, INC.

By:	/s/ Michael Scarpa
Name:	Michael Scarpa
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

Address for wire transfers:

OTHER CREDIT PARTIES:

TALBOTS CLASSICS, INC.

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

TALBOTS IMPORT, LLC

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

BIRCH POND REALTY CORPORATION

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

OTHER CREDIT PARTIES (cont’d):

TALBOTS INTERNATIONAL RETAILING LIMITED, INC.

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

TALBOTS (U.K.) RETAILING LIMITED

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

TALBOTS (CANADA), INC.

By:	/s/ Richard T. O'Connell, Jr.
Name:	Richard T. O'Connell, Jr.
Title:	Vice President
FEIN:

Address for notices for all Credit Parties:

c/o The Talbots, Inc.

One Talbots Drive
Hingham, MA 02043

Attn:	Chief Operating Officer and Chief Financial Officer
Facsimile:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and as a Lender

By:	/s/ Mark J. Forti
Name:	Mark J. Forti
Title:	Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation 10 Riverview Drive, 4th Floor Danbury, CT 06810 Attention: Talbots Account Manager Facsimile: (203) 749 - 4666

With a copy to:

General Electric Capital Corporation 201 Merritt 7 PO Box 5201 Norwalk, CT. 06851 Attention: Talbot's Counsel/John Pistocchi Facsimile: (203) 956 - 4002

Address for payments:

ABA No. 021-001-033
Account Number 50279513
Deutsche Bank Trust Company Americas
New York, New York
Account Name: General Electric Capital
Corporation CFS CIF Collection Account
Reference: CFK1324/The Talbots, Inc.

Lenders:

HSBC BUSINESS CREDIT (USA) INC.

By:	/s/ Robert Mello
Name:	Robert Mello
Title:	Vice President

Address for notices:
425 Fifth Avenue 5th Floor
New York, NY 10018

Attn:	Robert Mello
Facsimile:

Lending office:
425 Fifth Avenue
New York, NY 10018

TD BANK, N.A.

By:	/s/ William H. Moul, Jr.
Name:	William H. Moul, Jr.
Title:	Vice President

Address for notices:
317 Madison Avenue
New York, NY 10017

Attn:	Richard Scala
Facsimile:

Lending office:
317 Madison Avenue
New York, NY 10017

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ Anthony Casciano
Name:	Anthony Casciano
Title:	Managing Director

By:	/s/ James Tregillies
Name:	James Tregillies
Title:	Vice President

Address for notices:
Siemens Financial Services, Inc.
P.O. Box 342
Mansfield, MA 02048
Attn:	Mark Schafer
Facsimile:

Lending office:
Siemens Financial Services, Inc.
170 Wood Avenue South
Iselin, NJ 08830

EXHIBIT 1.1(b)
TO
CREDIT AGREEMENT

FORM OF L/C REQUEST

THE L/C ISSUER under the Credit Agreement referred to below

and

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent under the Credit Agreement referred to below
_________ __, 20__

Re:           The Talbots, Inc., Talbots Classics Finance Company, Inc. and The Talbots Group, Limited Partnership (the “Borrowers”)

Reference is made to the Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of the Borrowers, hereby gives you notice, irrevocably, pursuant to Section 1.1(b)(ii) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of ___________________________, in the amount of $________, to be issued on ________, 20__ (the “Issue Date”) with an expiration date of _________, 20__.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) with the same effect as through made on and as of such Issue Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date;

(ii)          the Aggregate Revolving Exposure does not exceed the Maximum Borrowing Availability; and

(iii)         no Default or Event of Default has occurred and is continuing.

[remainder of page left intentionally blank]

THE TALBOTS, INC., as
Borrower Representative

By:
Name:
Title:

SCHEDULE A

[None.]

EXHIBIT 1.1(c)
TO
CREDIT AGREEMENT

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

_________ __, 20__

Re:           The Talbots, Inc., Talbots Classics Finance Company, Inc. and The Talbots Group, Limited Partnership (the “Borrowers”)

Reference is made to the Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice pursuant to Section 1.1(c)(ii) of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets forth the following information:

A.          The date of the Proposed Advance is __________, 20__ (the “Funding Date”).

B.           The aggregate principal amount of Proposed Advance is $_________.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date;

(ii)          the Aggregate Revolving Exposure does not exceed the Maximum Borrowing Availability; and

(iii)         no Default or Event of Default is continuing.

[remainder of page left intentionally blank]

Sincerely,

THE TALBOTS, INC., as
Borrower Representative

By:
Name:
Title:

SCHEDULE A

[None.]

EXHIBIT 1.6
TO
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

_________ __, 20__

Re:           The Talbots, Inc., Talbots Classics Finance Company, Inc. and The Talbots Group, Limited Partnership (the “Borrowers”)

Reference is made to the Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice, pursuant to Section 1.6 of the Credit Agreement of its request for the following (the “Proposed Conversion/Continuation”):

(i)     a continuation, on ________, 20__, as LIBOR Rate Loans having an Interest Period of ___ months of Loans in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;

(ii)    a conversion, on ________, 20__, to LIBOR Rate Loans having an Interest Period of ___ months of Loans in an aggregate outstanding principal amount of $_________; and1

(iii)   a conversion, on ________, 20__, to Base Rate Loans, of Loans in an aggregate outstanding principal amount of $_________.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Conversion/Continuation:

(i)     the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) with the same effect as though made on and as of the date of such Proposed Conversion/Continuation, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date;

1   Interest Periods shall not exceed a period of one month at any time prior to the Syndication Termination Date.

(ii)    the Aggregate Revolving Exposure does not exceed the Maximum Borrowing Availability; and

(iii)   no Default or Event of Default is continuing.

[remainder of page left intentionally blank]

Sincerely,

THE TALBOTS, INC., as
Borrower Representative

By:
Name:
Title:

SCHEDULE A

[None.]

EXHIBIT 2.1
TO
CREDIT AGREEMENT

CLOSING CHECKLIST

[On File With Agent]

EXHIBIT 4.2(b)
TO
CREDIT AGREEMENT

FINANCIAL STATEMENT COMPLIANCE CERTIFICATE

Financial Statement Date:  ________, 20__

To:           General Electric Capital Corporation, as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 7, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among The Talbots, Inc., a Delaware corporation (the “Company”), Talbots Classics Finance Company, Inc., a Delaware corporation (“Talbots Finance”) and The Talbots Group, Limited Partnership, a Massachusetts limited partnership (“Talbots Group”, and together with the Company and Talbots Finance, collectively, the “Borrowers”), each other “Credit Party” that is a party thereto, the Lenders from time to time party thereto, and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”).

The undersigned Responsible Officer2 hereby certifies as of the date hereof that he/she is the ___________________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent, the L/C Issuers and each Lender on the behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           The Company has delivered the year-end audited financial statements required by Section 4.1(a) of the Credit Agreement for the Fiscal Year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           The Company has delivered the unaudited financial statements required by Section 4.1(b) of the Credit Agreement for the Fiscal Quarter of the Company ended as of the above date.  Such financial statements are complete and correct and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrowers and their Subsidiaries, subject to normal year-end audit adjustments and the absence of footnote disclosures.

[Use following paragraph 1 for fiscal month-end financial statements]

2           This certificate should be from the chief financial officer or treasurer of the Borrower Representative, or any other officer have substantially the same authority and responsibility.

1.           The Company has delivered the unaudited financial statements required by Section 4.1(c) of the Credit Agreement for the Fiscal Month of the Company ended as of the above date. Such financial statements are complete and correct and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrowers and their Subsidiaries, subject to normal year-end audit adjustments and the absence of footnote disclosures.

2.           The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the Borrowers and their Subsidiaries during the accounting period covered by such financial statements.

3.           A review of the activities of the Borrowers and their Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Credit Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Credit Parties contained in Article III of the Credit Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respect (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respect (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________ ___, 20___.

THE TALBOTS, INC., as
Borrower Representative

By:
Name:
Title:

EXHIBIT 11.1(a)
TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between ___________ (“the Assignor”) and ___________ (“the Assignee”).

The parties hereto hereby agree as follows:

Borrower:
The Talbots, Inc., a Delaware corporation, The Talbots Group, Limited Partnership, a Massachusetts limited partnership, and Talbots Classics Finance Company, Inc., a Delaware corporation (together, the “Borrowers”)

Agent:	General Electric Capital Corporation, as administrative agent for the Lenders referred to below (in such capacity and together with its successors and permitted assigns, the “Agent”)

Credit Agreement:
Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	_________, ____]3

Effective Date:	_________, ____4

3   Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

4   To be filled out by Agent upon entry in the Register.

Aggregate Revolving Loan Commitments for all Lenders	Revolving Loan Commitment5 assigned6	Percentage Assigned7
$_________	$_________	__.____%
$_________	$_________	__.____%
$_________	$_________	__.____%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

5   Including Loans and interests, participations and obligations to participate in Letter of Credit Obligations and Swing Loans.

6   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.  The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

7   Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the Aggregate Revolving Loan Commitment.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1.   Assignment.  Assignor hereby sells and assigns to Assignee, and  Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.   Representations, Warranties and Covenants of Assignors.  Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Revolving Loan Commitments, the percentage of the Loans and Revolving Loan Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3.   Representations, Warranties and Covenants of Assignees.  Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not an Affiliate or an Approved Fund of a Lender][an Affiliate or an Approved Fund of _______, a Lender]8 and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.1(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

8 Delete as appropriate.

Section 4.   Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrowers, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register.  The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.   Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Aggregate Revolving Loan Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.   Distribution of Payments.  On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.   Miscellaneous.  (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)    On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c)    This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)    This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)    Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR], as
Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE],as
Assignee

By:
Name:
Title:

Lending Office for LIBOR Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)
for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

ACCEPTED and AGREED
this __ day of ______ 20__:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

[LENDER], as L/C Issuer

By:
Name:
Title:

[THE TALBOTS, INC., as
the Borrower Representative]7

By:
Name:
Title:

7   Include only if required pursuant to Section 9.9 of the Credit Agreement.

EXHIBIT 11.1(b)
TO
CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

The Talbots, Inc.

Form of Borrowing Base Certificate - Exhibit 11.1(b)
The Talbots, Inc.
REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT COST
[DATE]

ACCOUNTS RECEIVABLE
Eligible Credit Card Accounts	$-
Advance Rate	85.0%
(A) Credit Card Availability		$-

Eligible PL Credit Card Accounts	$-
NOLV Factor per [_______] Appraisal
NOLV Of Eligible PL Credit Card Accounts	$-
Advance Rate	85.0%
(B) PL Credit Card Accounts Availability		$-

INVENTORY
Eligible Inventory (Excluding In-Transit)	$-
NOLV Factor per [________] Appraisal
NOLV Of Eligible Inventory	$-
Advance Rate	85.0%
(C) Available Inventory		$-

In-Transit Inventory - Lesser of:
Eligible In-Transit Inventory	$-
NOLV Factor per [________] Appraisal
NOLV Of Eligible In-Transit Inventory	$-
Advance Rate	85.0%
(D) Available In-Transit Inventory	$-
(E) $25,000,000 CAP	$25,000,000

(F) Lesser Of (D) Or (E)	$-
(G) 10% Of (A+B+C+H)	$(0)

(H) Available In-Transit Inventory (Lesser Of (F) Or (G))		$(0)

(I) Borrowing Base Before Reserves (A+B+C+H)		$(0)

Reserves
50% Of Gift Cards And Merchandise Credits
100% Of Customer Refunds Due
Freight/Duty on In Transit
Mass Tax Lien
Landlord Lien And Texas Ad Valorem
(J) Total Reserves		$-

(K) Borrowing Base (I-J)		$(0)
(L) Availability Block - Lesser Of 10% Of Borrowing Base Or Aggregate Revolving Loan Commitment		$(0)
(M) Borrowing Base Less Availability Block (K-L)		$(0)
(N) Aggregate Revolving Loan Commitment		$200,000,000

(O) Maximum Borrowing Availability (Lesser Of (M) Or (N))		$(0)

(P) Aggregate Revolving Exposure (Revolving Loans)		$0

(Q) Availability (O-P)		$(0)
% Availability		100%

Reference is hereby made to the Credit Agreement, dated as of April 7, 2010, by and among the undersigned (the "Borrower Representative"), the other Credit Parties from time to time party thereto, General Electric Capital Corporation, as Agent, the Lenders and the other parties thereto (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement. This Certificate is provided by the Borrower Representative pursuant to subsection 4.2(d) of the Credit Agreement.

The undersigned Responsible Officer is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of the Borrowers. By executing this Certificate such officer of Borrower Representative hereby certifies to Agent and Lenders on behalf of the Credit Parties that the Borrowing Base calculated herein is true and correct in all respects and all calculations are made in accordance with the Credit Agreement. The Borrower Representative understands that the Agent and the Lenders will extend Loans to the Borrowers in reliance upon the information contained herein.

By:	Title:

EXHIBIT 11.1(c)
TO
CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

_______________ __, 20__

Re:           The Talbots, Inc., Talbots Classics Finance Company, Inc. and The Talbots Group, Limited Partnership (the “Borrowers”)

Reference is made to the Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower Representative, on behalf of Borrowers, hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A.          The date of the Proposed Borrowing is __________, 20__ (the “Funding Date”).

B.           The aggregate principal amount of requested Loans is $_________, of which $________ consists of Base Rate Loans and $________ consists of LIBOR Rate Loans9 having an initial Interest Period of ______  months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date;

9 Interest Periods shall not exceed a period of one month at any time prior to the Syndication Termination Date.

(iv)        the Aggregate Revolving Exposure does not exceed the Maximum Borrowing Availability; and

(ii)          no Default or Event of Default is continuing.

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Sincerely,

THE TALBOTS, INC., as
Borrower Representative

By:
Name:
Title:

EXHIBIT 11.1(d)
TO
CREDIT AGREEMENT

FORM OF REVOLVING NOTE

Lender:  [NAME OF LENDER] New York, New York
Principal
Amount:  $_______
___________, 20__

FOR VALUE RECEIVED, the undersigned, The Talbots, Inc., a Delaware corporation (the “Company”), Talbots Classics Finance Company, Inc., a Delaware corporation (the “Talbots Finance”) and The Talbots Group, Limited Partnership, a Massachusetts limited partnership (the “Talbots Group”, and together with the Company and Talbots Finance, collectively, the “Borrowers”), hereby jointly and severally promise to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the Lender and the other financial institutions from time to time party thereto as lenders and General Electric Capital Corporation, as administrative agent for the Lender and such other financial institutions (in such capacity and together with its successors and permitted assigns, the “Agent”).  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction),  9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

THE TALBOTS, INC.

By:
Name:
Title:

TALBOTS CLASSICS FINANCE COMPANY, INC.

By:
Name:
Title:

THE TALBOTS GROUP, LIMITED PARTNERSHIP

By:
Name:
Title:

EXHIBIT 11.1(e)
TO
CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

Swingline Lender: General Electric Capital Corporation	New York, New York
Principal Amount: $20,000,000	__________, 20__

FOR VALUE RECEIVED, the undersigned, The Talbots, Inc., a Delaware corporation (the “Company”), Talbots Classics Finance Company, Inc., a Delaware corporation (the “Talbots Finance”) and The Talbots Group, Limited Partnership, a Massachusetts limited partnership (the “Talbots Group”, and together with the Company and Talbots Finance, collectively, the “Borrowers”), hereby jointly and severally promise to pay to the Swingline Lender set forth above (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swing Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Swing Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of April 7, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, The Talbots, Inc., as Borrower Representative, each other “Credit Party” that is a party thereto, the Swingline Lender and the other financial institutions from time to time party thereto as lenders and General Electric Capital Corporation, as administrative agent for the Swingline Lender and such other financial institutions (in such capacity and together with its successors and permitted assigns, the “Agent”).  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Loans by the Swingline Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Swing Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

THE TALBOTS, INC.

By:
Name:
Title:

TALBOTS CLASSICS FINANCE COMPANY, INC.

By:
Name:
Title:

THE TALBOTS GROUP, LIMITED PARTNERSHIP

By:
Name:
Title: